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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

REGIS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 28, 2010

TO THE SHAREHOLDERS OF REGIS CORPORATION:

        The Annual Meeting of the Shareholders of Regis Corporation (referred to as "we," "us," "our," "Regis" and the "Company") will be held at our executive offices located at 7201 Metro Boulevard, Edina, Minnesota, 55439, on October 28, 2010, commencing at 9:00 a.m., for the following purposes:

  1.
  To elect seven directors to serve for a one-year term and until their successors are elected and qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

  3.
  To amend the Company's 2004 Long Term Incentive Plan (the "Long Term Plan") as described below, including reservation of an additional 4,250,000 shares for issuance thereunder;

  4.
  To vote on the shareholder proposal described below, if properly presented at the meeting; and

  5.
  To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only holders of record of our Common Stock at the close of business on August 31, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted.

By Order of the Board of Directors

Eric A. Bakken Secretary

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY BY TELEPHONE, INTERNET, OR MAIL

September 14, 2010

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 28, 2010

        This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the "Company"), in connection with the solicitation on behalf of our Board of Directors (the "Board") of proxies for use at the annual meeting of shareholders to be held on October 28, 2010, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        The address of our principal executive office is 7201 Metro Boulevard, Edina, Minnesota 55439.

Availability of Proxy Materials

        As permitted by rules adopted by the Securities and Exchange Commission ("SEC"), we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process will expedite our shareholders' receipt of proxy materials and lower the costs, and reduce the environmental impact, of our annual meeting. In accordance with such SEC rules, we sent shareholders of record as of the close of business on August 31, 2010 a Notice of Internet Availability of Proxy Materials (the "Notice"), which mailing will commence on or about September 14, 2010. The Notice contains instructions on how these shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.

Solicitation and Revocation of Proxies

        The costs and expenses of solicitation of proxies will be paid by us. In addition to the use of the mails, proxies may be solicited by our directors, officers and regular employees personally or by telegraph, telephone or letter without extra compensation.

        Proxies to vote at our annual meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by attending the annual meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Secretary at the address set forth above. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated thereon. In addition, the proxies will grant the persons entitled to vote the proxied shares the authority to vote to adjourn the meeting.

If You Hold Your Shares in "Street Name"

        If you hold your shares in "street name", i.e., through a bank, broker or other holder of record (a "custodian"), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to "non-discretionary" items, such as the election of directors. Please note that this year the New York Stock Exchange (the "NYSE") rules regarding how custodians may vote your shares have changed. Custodians may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Accordingly, we urge you to promptly give instructions to your custodian to vote "For" the nominees by using the voting instruction card provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Annual Meeting, you must provide a "legal proxy" from your custodian at the Annual Meeting.

 VOTING RIGHTS AND REQUIREMENTS

Voting Rights

        Only shareholders of record as of the close of business on August 31, 2010, will be entitled to execute proxies or to vote. On that date, there were 57,559,831 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares present in person or by proxy at the meeting is required to transact business, and constitutes a quorum for voting on items at the meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A "broker non-vote" is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

Vote Required

        The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at this annual meeting and entitled to vote is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. "Plurality" means that the individuals who receive the greatest number of votes cast "For" are elected as directors.

        The affirmative vote of the holders of the greater of (1) a majority of the shares of our Common Stock present in person or by proxy entitled to vote on the proposal or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is required for approval of the other proposals presented in this Proxy Statement. A shareholder who abstains with respect to any proposals other than the election of directors will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote on a proposal) is not deemed to be present in person or by proxy and entitled to vote on the proposal for the purpose of determining whether a proposal has been approved. With respect to the proposal to amend the Long Term Plan as described below, including reservation of additional shares for issuance thereunder, the total shares cast on the proposal must exceed fifty percent of all outstanding shares.

        Brokers cannot vote on their customers' behalf on "non-routine" proposals such as Item 1, the election of directors, Item 3, the amendment of the Long Term Plan, and Item 4, the shareholder proposal. Because brokers require their customers' direction to vote on such non-routine matters, it is critical that shareholders provide their brokers with voting instructions. On the other hand, Item 2, ratification of the appointment of our independent registered public accounting firm, is a "routine" matter for which your broker does not need your voting instruction in order to vote your shares.

        For vote requirement purposes for Items 1, 3 and 4, broker non-votes are considered to be shares present by proxy at the annual meeting but are not considered to be shares "entitled to vote" or "votes cast" on such items at the annual meeting. As such, a broker non-vote will not be counted as a vote "For" a director in Item 1 and will have no effect on the outcome of the vote on Item 1. Similarly, a broker non-vote will not be counted as a vote "For" or "Against" Item 3 and, therefore, will have no effect on the outcome of the vote on Item 3 if the total votes cast on Item 3 represent over 50% of the outstanding shares of our Common Stock. A broker non-vote will have the effect of a vote "Against" Item 3 if the total votes cast on Item 3 do not represent over 50% of the outstanding shares of our Common Stock. A broker non-vote will not be counted as a vote "For" or "Against" Item 4 and, therefore, will have no effect on the outcome of the vote on Item 4. Proxies marked "Abstain" will be counted in determining the total number of shares "entitled to vote" and "votes cast" on each of Items 2, 3 and 4.

 ITEM 1
ELECTION OF DIRECTORS

        Seven directors are to be elected at this annual meeting, each to hold office for one year until the 2011 annual meeting of shareholders. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the seven persons named below for election as directors. All of the nominees are currently directors of Regis. Mr. Thomas Gregory will retire from the Board at our 2010 annual meeting and, therefore, will not stand for reelection.

        Unless authority to vote is withheld, proxies submitted will be voted for the election of the nominees named herein as directors of Regis. If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

        The following table contains certain information with respect to the nominees:

Name and Age	Position
Rolf F. Bjelland (72)	Director
Joseph L. Conner (59)	Director
Paul D. Finkelstein (68)	President, Chief Executive Officer, and Chairman of the Board
Van Zandt Hawn (65)	Director
Susan S. Hoyt (66)	Director
David B. Kunin (51)	Director
Stephen E. Watson (65)	Director

Mr. Rolf Bjelland, age 72, Director Since 1983

        Mr. Bjelland was elected a director of Regis in 1983. Since 1983, Mr. Bjelland has held various executive positions with Lutheran Brotherhood (now Thrivent Financial for Lutherans), a fraternal insurance society, and was President, Chairman and Chief Investment Officer of Lutheran Brotherhood Mutual Funds from 1983 until his retirement in 2002. In addition to his service as a director of Regis, Mr. Bjelland previously served as Chairman of LB Community Bank & Trust Board of Thrivent Financial for Lutherans, as Chairman of the Board of Ultra Series Fund (with 18 portfolios), and as Chairman of the fund complex of Members Mutual Funds (with 12 portfolios).

        Mr. Bjelland's nearly forty years of executive experience and financial expertise derived in the financial service industry with a Fortune 500 organization, as well as his depth and breadth of direct knowledge and understanding of our business gained during his 27 years as a director of Regis Corporation, allow him to make valuable contributions to our Board. In particular, his experience assessing and overseeing risk in his roles at Thrivent are valuable to the Board and the Audit Committee.

Mr. Joseph Conner, age 59, Director Since 2010

        Mr. Conner was elected a director of Regis in August, 2010. Mr. Conner currently serves as the Chairman and Chief Executive Officer of Bellisio Foods, a privately-held frozen entree company. Mr. Conner has been with Bellisio Foods since it was founded in 1990, and prior to becoming CEO was instrumental in leading the company's international development and many of its strategic partnerships. Prior to joining Bellisio Foods, Mr. Conner was the co-founder and director of Cornell Associates, which provided financial management and consulting services to the hotel and restaurant industry worldwide. Prior to Cornell, Mr. Conner served as the Chief Marketing Officer for ServiceMaster Industries.

        Mr. Conner is a former director of Republic Banks and has been involved in dozens of successful start-up and turnaround companies, both public and private. He has served on the board of directors or advisory board of numerous organizations in real estate, restaurant management, professional sports, and manufacturing. Mr. Conner currently serves as the Chairman of the Board of Directors of Students in Free Enterprise (SIFE), where he has served as a Board member for 15 years. Mr. Conner is also a past chairman of Children's HeartLink and continues to serve on the boards of Page Education Foundation and Change, Inc.

Mr. Paul Finkelstein, age 68, Director Since 1987

        Mr. Finkelstein has served as President and Chief Executive Officer of Regis since July 1, 1996, Chairman of the Board since May 4, 2004, and was Chief Operating Officer of Regis from December 1987 until June 30, 1996. He has been a director of Regis since 1987. Mr. Finkelstein has over 45 years of leadership experience in the hair care industry, 23 of these years with Regis. Prior to joining Regis, Mr. Finkelstein was a Senior Vice President at Revlon, Inc., a beauty care products company, following Revlon's 1986 acquisition of Turner Hall Corporation where he was the Chief Executive Officer from 1984 to 1986. From 1966 to 1981, Mr. Finkelstein began his career serving in various executive roles with Glemby International, an operator of department store-based salons where he served as Executive Vice President and then President for the Sophia Beauty Salons Division. Following his experience with Glemby, Mr. Finkelstein joined the Seligman & Latz salon chain as chairman of its beauty division. In 1984 he was named CEO of Turner Hall Corporation, a Bass family investment firm, which was sold to Revlon two years later. Mr. Finkelstein previously served as a director of CPI Corp. from July 2009 through January 2010

        During Mr. Finkelstein's nearly 23 years with the Company, Regis has experienced unparalleled growth, solidifying its status as the hair care industry's global leader. Mr. Finkelstein's long record of service with Regis, as well as his over four decades of dedication to and leadership in the salon industry, qualify him to serve as the Chairman of our Board of Directors.

Mr. Van Zandt Hawn, age 65, Director since 1991

        Mr. Hawn was elected a director of Regis in 1991. Mr. Hawn founded Goldner Hawn Johnson & Morrison Incorporated ("GHJ&M"), a private investment firm, where he has served as a Managing Director since its inception in 1989. Prior to co-founding GHJ&M, Mr. Hawn spent ten years at Piper Jaffray, an investment banking firm, as a Managing Director in corporate finance, where he focused on public underwritings and mergers and acquisitions. Prior to joining Piper Jaffray, Mr. Hawn was a corporate lawyer at Davis Polk & Wardwell. Mr. Hawn is a director of GHJ&M portfolio companies Transport Corporation of America, Inc., LHD Europe Holding, Inc. and Union Metal Holding Corp. He has previously served as a director of many GHJ&M portfolio companies. Mr. Hawn has also served as a director of not-for-profit entities the Minnesota Children's Museum, The Blake School and the Minnesota Orchestral Association.

        Mr. Hawn's extensive experience in the investment industry, including his experience advising companies on acquisition and financing activities, has been important to our growth through acquisition and our completion of financing transactions to fund our growth. His nearly 20 years of service on our Board give him a deep understanding of our business and the evolution of our strategy over that time.

Ms. Susan Hoyt, age 66, Director since 1995

        Ms. Hoyt was elected a director of Regis in 1995. Ms. Hoyt has over 40 years in the specialty retail industry with 26 of those years in the fashion sector. Most recently, Ms. Hoyt was Executive Vice President of Human Resources of Staples, Inc. (the world's largest office products company), a position she held from 1996 until her retirement in September 2009. From 1991 to 1996, she was Executive Vice

President of Store Operations for the Dayton Hudson Department Stores Division of Dayton Hudson Corporation. Before joining Dayton Hudson, Ms. Hoyt held various positions with Emporium and Famous-Barr, a May Department Stores company.

        Ms. Hoyt's extensive executive experience in the retail industry qualifies her to serve as a director. In particular, her leadership experience in human resources and compensation allow her to make valuable contributions on personnel and compensation matters. During Ms. Hoyt's tenure at Staples, Staples experienced significant international growth, both organically and through acquisition. This experience has served Regis well during our international expansion. Ms. Hoyt also brings an important female perspective to our Board since the majority of our customers are women.

Mr. David Kunin, age 51, Director since 1997

        Mr. David Kunin was elected a director of Regis in 1997. After receiving degrees from Dartmouth and The London School of Economics, Mr. Kunin spent ten years in the high tech industry in sales and senior management for computer companies, contract manufacturing and printed circuit board fabrication. Mr. Kunin has had a relationship with Regis Corporation dating back to the 1970's working in the warehouse, the computer department and various roles in accounting, operations and marketing. He served as VP of Marketing and Advertising for Regis Hairstylists managing a $30 million annual budget from 1989 to 1998. His familiarity and connections to Regis are expanded through his father's service as President, CEO and Chairman. Since 1998, Mr. Kunin has served as CEO and Chairman of Beautopia, a beauty products manufacturing business. Mr. Kunin also serves as President of a family holding company; Curtis Squire Inc.. In this position, Mr. Kunin has become well versed on investments in television stations, art holdings and real estate. For the last seven years Mr. Kunin has served as CEO of iFinancial, a placement agency for the Israeli venture capital industry and advisor to later round Israeli high-tech financing deals.

        For the past 11 years Mr. Kunin has served on the board for CLAL (Center for Leadership and Learning). He has also been involved with the Jewish Federation of Minneapolis and New York, Chairing Partnership 2000—Kinneret Region. He is active in YPO (Young President's Organization), New York Metro Chapter.

        Mr. Kunin's background, including his experience as a Chief Executive Officer of a hair product supplier as well as his direct work experience with Regis, including as a vice president, provide him with valuable knowledge about our Company and our industry. His life-long connection to Regis and our industry give him a base of institutional knowledge about our Company that is helpful to our Board. He also brings the perspective of a hair product supplier, which is important to our business because sales of products account for approximately one-fifth of our revenues.

Mr. Stephen Watson, age 65, Director since 2008

        Mr. Watson was elected a director of Regis in 2008. Mr. Watson brings to the Board nearly 40 years of executive and director experience in the retail industry. From 1973 through 1996, Mr. Watson held various executive officer positions with Dayton Hudson Corporation, including Chairman and Chief Executive Officer of Dayton Hudson Department Stores Co. and President of Dayton Hudson Corporation. From 1997 until his retirement in 2002, Mr. Watson was President and Chief Executive Officer of Gander Mountain Company, a privately held retailer for outdoor sports and recreation activities. From 1972 to 1996, Mr. Watson held various executive officer positions, including President and Chief Executive Officer of the Department Store Division. In addition to serving as a director of Regis, Mr. Watson is currently also a director of Kohl's Corporation, a specialty, family-focused, value-oriented department store, where he serves as Chairman of each of the Audit and the Nominating & Governance committees. From 1997 through December 2005, Mr. Watson was a director of ShopKo Stores, Inc., an operator of general merchandise stores. From 2004 through May 2007,

Mr. Watson was a director of Smart & Final, Inc., an operator of grocery stores. He also served on the boards of Norwest Bank from 1990 to 1996, Target Corporation from 1991 to 1996, Retek Inc. from November 1999 to 2004, and Eddie Bauer Holdings, Inc. from 2005 to 2009.

        Mr. Watson's experience as the leading senior executive officer of several complex and specialty retail businesses, his experience as a director of other retail-oriented public companies, and his broad-based knowledge in the areas of retail operations, corporate finance, accounting, marketing and merchandise procurement, bring significant value to our Board. He also contributes a wealth of knowledge and experience of serving on the boards of several public retail companies where he has also served as an audit and governance committee chair.

        The Board unanimously recommends that you vote FOR the election of each of the nominees.

 CORPORATE GOVERNANCE

        The Board believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our shareholders. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken a number of initiatives to improve our corporate governance policies and practices.

        Shareholders and other interested persons may view our Corporate Governance Guidelines on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Corporate Secretary at Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is our "code of business conduct and ethics" within the meaning of the listing standards of the New York Stock Exchange ("NYSE"). The Code of Ethics is posted on our website at www.regiscorp.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439. We intend to promptly disclose future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the Securities and Exchange Commission ("SEC") or under the listing standards of the NYSE, at the same location on our website.

Director Orientation and Continuing Education

        Our Nominating and Corporate Governance Committee and the Board oversee the orientation and continuing education of our directors.

Director Independence

        With the adoption of our Corporate Governance Guidelines, the Board established independence standards in accordance with the requirements of the NYSE corporate governance rules. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, no director or director nominee may be deemed independent if the director or director nominee:

  •
  has in the past three years:

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  received (or whose immediate family member has received) more than $100,000 per year in direct compensation from us, other than director or committee fees;

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  been an employee of ours;

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  had an immediate family member who was an executive officer of ours;

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  been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of Regis;

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  been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of Regis; or

  •
  is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to us, or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues.

        Under our director independence standards described above, the Board has determined that each director, with the exception of Mr. Finkelstein and Mr. David Kunin, is independent. A supermajority of our Board members is independent.

Communications with the Board

        Shareholders and other interested parties who wish to contact the Board, any individual director or the non-management or independent directors as a group, are welcome to do so by writing to our Corporate Secretary at the following address: Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

        Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.

Executive Sessions of Non-Management and Independent Directors

        In order to promote open discussion among non-management directors, the Board has implemented a policy of conducting executive sessions of non-management directors in connection with each regularly scheduled Board meeting. Shareholders may communicate with the non-management directors as a group by following the procedures described above under "Communications with the Board."

        The Chairman of the Audit Committee presides over executive sessions of the independent and non-management directors. Shareholders may communicate with the presiding director or the independent and non-management directors as a group by following the procedures described above under "Communications with the Board."

Committees of the Board

        The Board has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

        The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee may be viewed on our website at www.regiscorp.com under "Corporate Governance." The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Secretary at 7201 Metro Boulevard, Edina, Minnesota 55439. The charters include information regarding the committees' composition, purpose and responsibilities.

        The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualify as independent directors as defined under the NYSE corporate governance rules.

        The Board committees have responsibilities as follows:

Audit Committee

        This committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) our audit, accounting and financial reporting processes; (iv) the engagement, qualifications and independence of the independent auditor; (v) the performance of our internal audit activities; and (vi) compliance with our ethics programs, including the Code of Ethics, our whistle-blower policy, and legal and regulatory requirements.

        In carrying out these duties, this committee maintains free and open communication between the Board, the independent auditor and our management. This committee meets with management and the independent auditor at least quarterly.

        In addition, this committee conducts quarterly meetings or conference calls with management and the independent auditor prior to our earnings releases to discuss the results of the independent auditor's quarterly reviews and fiscal year-end audit.

        The Board has determined that all members of the Audit Committee meet the NYSE definitions of independence and financial literacy for Audit Committee members. In addition, Rolf Bjelland, an independent director and the Chairman of the Audit Committee, has been determined by the Board to be an audit committee financial expert for purposes of the SEC rules and possesses accounting or related financial management expertise as required by the NYSE. Members serving on the Audit Committee do not currently serve on the audit committee of more than three public companies.

Compensation Committee

        The primary responsibilities of this committee are (i) to determine and approve, or make recommendations to the Board with respect to, the compensation and benefits packages of all executive officers; and (ii) to consider and recommend incentive compensation and equity-based plans. Additional information about the responsibilities of the Compensation Committee is provided below under "Executive Compensation—Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        This committee discharges the Board's responsibilities related to general corporate governance, including Board organization, membership and evaluation. It also reviews and recommends to the Board corporate governance principles and presents qualified individuals for election to the Board. Finally, this committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see "Director Nomination Process" below.

Board's Role in Risk Oversight

        One of the key responsibilities of the Board is to develop strategic direction for the Company, and provide management oversight for the execution of that strategy. The Board regularly reviews information regarding our financial, strategic and operational issues, as well as the risks associated with each. Consequently, the Board has determined that the Board of Directors as a whole, and not a separate committee, will oversee our risk management process.

        While the Board oversees the enterprise-wide risk management system, each of our Board committees has historically focused on specific risks within their areas of responsibility and will continue to do so. Each committee's specific area of responsibility is as follows:

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  The Audit Committee oversees the management of financial risks, reporting on such matters to the full Board. The Audit Committee's agendas include discussions of individual risk areas throughout the year, and the Audit Committee monitors management's responsibility to identify, assess and manage risks.

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  The Compensation Committee is responsible for overseeing our executive compensation programs, and reviewing risks relating to our overall compensation plans and arrangements.

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  The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest, and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to our Code of Business Conduct and Ethics.

        While each committee is responsible for regularly reviewing, evaluating and overseeing the management of such risks, the Board of Directors is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from our Chief Financial and Administrative Officer, General Counsel, Chief Operating Officers, Executive and Senior Vice Presidents, and other Company officers and personnel with roles in managing risks. However, our General Counsel and head of internal audit are the primary personnel responsible to the Board in the planning, assessment and reporting of our risk profile.

Board Leadership

        We do not have a policy requiring that different persons hold the positions of Chairman of the Board and Chief Executive Officer. Rather, our Corporate Governance Guidelines provide that the Board is "free to select the Chairperson of the Board and Chief Executive Officer in any way it deems best for the Company at any point in time," including the ability to determine whether the positions should be combined or separate. This discretion provides the Board the opportunity to evaluate regularly whether the Company is best served at any particular time by having the Chief Executive Officer or another director hold the position of Chairman. The Nominating and Corporate Governance Committee makes recommendations on this issue, and our Board considers the issue carefully in light of the structure the Board believes will be in the best interest of the Company and our shareholders.

        Our Board of Directors has determined that at this time it is in the best interests of the Company and our shareholders for our Chief Executive Officer, Paul Finkelstein, to continue to hold the position of Chairman of the Board, a position he has held since 2004. The Board believes that this leadership structure has worked well for several reasons, among them:

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  Our Board is largely independent, in make-up and in operation. We have a super-majority of independent directors and our Corporate Governance Guidelines require that the Board include at least a majority of independent directors. Our independent directors meet in executive session without the Chief Executive Officer at every regularly scheduled Board meeting to discuss, among other matters, the performance of the Chief Executive Officer. Board members have complete access to and are encouraged to utilize members of the Company's senior management regularly, and they have the authority to retain independent advisors as they deem necessary.

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  Much of the work of the Board is conducted through its committees. Our Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. As required by our Corporate Governance Guidelines, each of the Board committees is comprised solely of independent directors, with each of the three committees having a separate chair. Our committees also meet in executive session, without management present, from time to time.

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  Our Nominating and Corporate Governance Committee conducts an annual board assessment which includes issues of Board structure and director performance, and makes recommendations from time to time to the Board on these matters.

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  Our Chief Executive Officer is the director most familiar with our business and industry, and can lead the Board in identifying and prioritizing our strategies and initiatives.

  •
  The combined role facilitates communication between the Board and management, and promotes development and implementation of our Board approved corporate strategies.

        While the Board believes that the current leadership structure continues to be in the best interests of the Company and its shareholders, the Board may determine, should circumstances change, that these positions should be separated at any time in the future.

Board Meetings and Attendance

        The Board held ten meetings during the fiscal year ended June 30, 2010. Each of the then serving directors attended, in person or by teleconference, at least 75% of the meetings of both the Board and Board committees on which he or she served. Our Board does not have a formal policy relating to Board member attendance at annual meetings of shareholders; however, our directors are encouraged to attend the meeting each year. Each of the then-serving directors attended the 2009 annual meeting of shareholders.

        The following table shows the number of meetings held in fiscal 2010 and the names of the directors currently serving on each committee:

Committee	Number of Meetings During Fiscal 2010	Members
Audit	6	Rolf Bjelland* Joseph Conner Thomas Gregory Van Zandt Hawn Stephen Watson
Compensation	4	Susan Hoyt* Rolf Bjelland Joseph Conner Thomas Gregory Stephen Watson
Nominating and Corporate Governance	4	Van Zandt Hawn* Joseph Conner Thomas Gregory Susan Hoyt Stephen Watson

*
Committee Chair

Director Nomination Process

        The Nominating and Corporate Governance Committee is responsible for screening and recommending director candidates to the full Board for nomination. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Committee will also engage an independent third-party search firm. The Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, in order to be considered for nomination, a candidate must have:

  •
  high professional and personal ethics and values;

  •
  a strong record of significant leadership and meaningful accomplishments in his or her field;

  •
  broad experience;

  •
  the ability to think strategically;

  •
  sufficient time to carry out the duties of Board membership; and

  •
  a commitment to enhancing shareholder value and representing the interests of all shareholders.

        Candidates are evaluated based on these qualification standards and the current needs of the Board, with due consideration of the requirement of our Corporate Governance Guidelines and NYSE and SEC regulations that at least a majority of our Board consisting of independent directors. In addition, when considering nominees to the Board and in evaluating the composition of the Board as a whole, the Nominating and Corporate Governance Committee considers the value of diversity. Although we do not have a specific policy on diversity, the Nominating and Corporate Governance Committee considers diversity of gender, race, national origin, and executive or professional experience, including skills such as an understanding of the retail industry, the hair-care market, finance, accounting, marketing, technology, and international experience, when considering nominees. The Company believes that the principal qualification of a prospective director is the ability to act effectively on behalf of all shareholders.

        All shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chairperson of the Nominating and Corporate Governance Committee c/o the Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

        On August 3, 2010, our Nominating and Corporate Governance Committee recommended, and our Board elected, Mr. Conner as a director. Mr. Conner was initially identified as a director candidate by our Chief Executive Officer, and then he was evaluated by our Nominating and Corporate Governance Committee in accordance with the standards set forth above.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Discussion and Analysis ("CD&A") describes the basic objectives, principles, decisions and rationale underlying our compensation policies and decisions as well as the material elements of the compensation of our executive officers identified in the Summary Compensation Table on page 27 (the "Named Executive Officers" or "NEOs"). The CD&A should be read in conjunction with the compensation tables beginning on page 27.

Compensation Philosophy

        The compensation programs for our executive officers have been established and maintained by the Compensation Committee (referred to as the "Committee" in the Executive Compensation section of this Proxy Statement) and are structured to motivate our executive officers, including our Named Executive Officers, to achieve the pre-established business goals set by the Board. Our compensation programs are intended to work together to reward our executive officers for achieving such goals, to induce their commitment and continued service with the Company, and to align their interests with those of our shareholders through equity compensation and stock ownership requirements. The Committee has established an executive pay philosophy that targets total remuneration (i.e., base salary + annual and long-term incentives + benefits) around the market median, relative to our Peer Group (identified below) as well as the broader retail market, subject to adjustments in the Committee's discretion based on company-wide and individual performance factors.

        As described in more detail below, the Committee reviews and approves each element of compensation and the level of each element for our executive officers, including the Named Executive Officers. In its review, the Committee looks at peer group information to assess the appropriateness of the mix of compensation elements and the targeted levels of rewards for each compensation element, but does not use a particular formula for determining the exact mix or amount of compensation. Accordingly, while the Committee strives to structure a total compensation package that is competitive with the market median, the Committee has discretion to make subjective determinations based on its perceptions of both company-wide and individual performance when selecting the mix and levels of compensation. Since total remuneration for our executive officers is driven by market compensation levels, most of the Committee's decisions are made on the basis of information on market practices provided by Hay Group, an independent consulting firm that provides executive compensation consulting services to the Committee.

        The compensation paid to the Named Executive Officers in fiscal 2010 was determined primarily by making incremental changes to our historical compensation programs that have developed based on our compensation philosophy. The Committee's ability to rely primarily on historical compensation programs with only incremental changes is due, in part, to the fact that many of our executive officers have been employed by Regis for many years and are familiar with the general programs. In fiscal 2009, the Compensation Committee engaged Hay Group to conduct a comprehensive review of the Company's executive compensation and incentive programs. As a result of this review, modifications were made to the Company's historic compensation programs to ensure alignment with business plans going forward. These modifications are discussed in more detail below.

Compensation Committee Responsibilities

        The Committee is charged with developing and administering the base salary, annual and long-term incentive, and benefit programs for our executive officers. Our annual incentive program is typically referred to as our "bonus" program and it is reported as "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table. In developing the compensation programs, a basic objective for the Committee is that the total compensation awarded to the Named Executive

Officers be fair, reasonable and competitive in relation to the median compensation for similar positions at our peer group of companies, as identified below (the "Peer Group"), as well as in the broader retail market. This objective is consistent with our executive pay philosophy.

        The primary purpose of the Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers. The duties and responsibilities of the Committee are:

  •
  to determine and approve, or make recommendations to the Board with respect to, the compensation of all executive officers; and

  •
  to consider and recommend the structure of, and changes in, our incentive compensation and equity-based plans.

        The Compensation Committee engaged Hay Group, Inc. ("Hay Group") as an independent consulting firm to provide executive compensation consulting services to the Committee. Hay Group works at the direction of the Committee as an independent advisor.

Role of Executive Officers in Compensation Decisions

        The Committee believes that in order for our executive compensation programs to be effective, management must have an opportunity to provide input. Committee meetings are regularly attended by our President and Chief Executive Officer; Senior Executive Vice President and Chief Financial & Administrative Officer; Executive Vice President and General Counsel; and other executives as needed. In particular, our Chief Executive Officer has an opportunity to present materials and discuss management's views regarding compensation issues. Our Chief Executive Officer furnishes his input to the Committee on the compensation of the Company's executive officers, including the other Named Executive Officers, and he may be present during deliberations and voting on the other executives' compensation. However, our Chief Executive Officer may not be present during deliberations and voting regarding his own compensation, as well as during other executive sessions of the Committee.

Setting Compensation

In General

        In advising the Committee, Hay Group prepares competitive pay analyses regarding both the Peer Group (discussed in the next paragraph) and the broader retail market and provides information on our performance compared to the Peer Group. Based on these analyses, Hay Group advises the Committee on the level and design of compensation programs for our executive officers. The Chairperson of the Committee works directly with Hay Group to determine the scope of the work needed to assist the Committee in its decision-making processes. Hay Group works with management, at the direction of the Committee, to gain a better understanding of our pay policies and practices and to facilitate the development of our compensation strategies and approach to determining compensation levels.

Our Peer Group

        In making overall compensation decisions, the Committee compares each element of total compensation against the Peer Group data and against broader retail market data, each as presented by Hay Group. The Peer Group used by the Committee to benchmark the compensation of our Named Executive Officers was last reviewed and modified during fiscal 2009. We expect to review the composition of the Peer Group at least every other year and adjust it as the Committee determines to reflect changes at Regis or at members of our Peer Group (e.g., changes in lines of business, mergers, acquisitions, spin-offs and the like). Since we do not believe that there are any companies that are direct competitors or peers within our industry, we have selected companies for our Peer Group based on the following criteria, which are representative of our key business characteristics:

  •
  Annual revenues on a system-wide basis between one-half to two times our revenue;

  •
  Small box specialty retail and service companies;

  •
  Customer service element is critical to business;

  •
  Exclusion of apparel companies, due to the increased risk such companies confront in forecasting fashion trends far enough in advance to order products and manage inventory; and

  •
  Companies targeting a moderate customer in terms of income and style.

        We believe each company in our current 14-member Peer Group meets a majority of those criteria. The companies are:

• Advanced Auto Parts, Inc. • Auto Zone, Inc. • Brinker International, Inc. • CBRL Group, Inc. • DineEquity, Inc.	• Foot Locker, Inc. • Game Stop Corp. • H&R Block, Inc. • Jack in the Box, Inc. • Papa John's International, Inc.	• PetSmart, Inc. • Radio Shack Corp. • Service Corporation International • Starbucks Corp.

        The Peer Group provides direct information on a job title match basis (e.g., Chief Executive Officer, Chief Financial Officer) for incumbent executives at the companies with which we compete for executive talent. In addition, Hay Group's Retail Industry Total Remuneration Survey (the "Hay Group Survey" or the "Survey") is used to provide an additional benchmark for compensating the Named Executive Officers and furnishes compensation data on the broader retail marketplace (covering over 90 organizations, a majority of which are specialty stores). The Survey provides the Committee with information on the broader market that the Company competes in and how the Peer Group compares to this broader market. The compensation data utilized from the Survey is selected based on job content since data based on matching titles derived from proxy statement information may not be available or may not adequately represent the actual job content of our executive officers. The list of Survey participants can be found at the following website: http://www.haygroup.com/Downloads/us/misc/2009_Hay_Group_Retail_TR_List_ of_Participants.pdf.

        The data from the Peer Group and the Hay Group Survey includes base salary, annual non-equity incentive and equity incentive compensation and benefits and perquisites for the named executive officers of those companies. The data provides the Committee with market information for executives and accounts for the considerable variation in compensation that corresponds to differing levels of responsibility and duties by title and function among our Named Executive Officers.

Compensation Elements

In General

        The compensation and benefits programs for our Named Executive Officers are intended to work together toward the recruitment, retention and motivation of the executive talent required to successfully manage and grow our business and to achieve our short- and long-term business objectives. Individual elements of our compensation packages are designed for different purposes. The elements of compensation for our Named Executive Officers are:

  •
  Base salary, which is designed to attract and retain executives over time;

  •
  Annual non-equity incentive compensation, which is designed to focus executives on achieving the business objectives established by the Board for a particular year, including specific objectives related to growth in our earnings before interest, taxes, depreciation and amortization

    ("EBITDA"). For the fiscal year ended June 30, 2010, EBITDA was calculated as net income plus income taxes, interest expense, depreciation and amortization and goodwill impairment, less equity in income of affiliates and income from discontinued operations, net of tax;

  •
  Long-term equity incentive compensation, consisting of stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock units ("RSUs"), which is designed to focus executives on the long-term success of the Company, as reflected in increases in our stock price, and to encourage stock ownership that aligns the interests of our executives with those of our shareholders; and

  •
  Benefits, which are designed to provide long-term executive retention and commitment to the Company.

        In addition, Named Executive Officers may receive termination or change in control compensation and benefits. Termination compensation and benefits are designed to ease an employee's transition due to an unexpected employment termination, while change in control compensation and benefits are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes.

        As previously stated, the Committee has a long-standing total remuneration (i.e., base salary + annual and long-term incentives + benefits) executive pay philosophy that aims to provide an aggregate compensation package that is competitive around the median of the market relative to both our Peer Group and the broader retail market covered by the Hay Group Survey, while individual compensation elements may exceed or lag the market median. To this end, the Committee establishes the amount and mix of base salary and incentive compensation by referencing market practices for total compensation and for each element, subject to adjustments in the Committee's discretion based on company-wide and individual performance factors. In developing the total compensation package for a Named Executive Officer, the Committee considers the internal relationship of pay across all executive positions. The Committee structures annual non-equity incentive compensation in a manner that provides the opportunity to earn above market compensation for results above target and below market compensation when the target is missed.

        In fiscal 2009, the Committee asked Hay Group to conduct a comprehensive review of Regis' executive compensation and incentive programs based on its belief that Regis is transitioning from a growth company to a mature company with more traditional growth patterns. The Company's compensation plans were designed for a growth organization and the Committee wanted to ensure that the compensation plans are aligned with the new business environment. As a result of Hay Group's review, certain changes in our salary and incentive compensation structure were suggested and approved in fiscal 2009 that have been implemented in fiscal 2010 and are discussed below.

Base Salary

        The Committee views a competitive base salary as an important component to attract and retain executive talent. Base salaries also serve as the foundation for the annual non-equity incentive plan, which expresses the bonus opportunity as a percent of base salary.

        The Committee considers internal pay practices and external competitiveness in determining the base salary of our Named Executive Officers. The Committee strives to set a base salary that is appropriately competitive for each executive officer based on our executive pay philosophy and given his or her individual experience and performance. This approach is applied consistently for all executive officers. After considering input from our Chief Executive Officer regarding the performance of the other Named Executive Officers, the Committee uses its judgment regarding individual performance, market competitiveness, length of service and other factors, including Company performance, that it deems relevant to determine the appropriate base salary and size of any salary increase for each

Named Executive Officer. The review of individual performance includes a specific review of the individual performance of Messrs. Finkelstein and Pearce conducted jointly by the Committee and the Nominating and Corporate Governance Committee, and more general reviews of the individual performance of the other Named Executive Officers, focused primarily on the scope of responsibilities of each Named Executive Officer.

Base Salary Decisions for Fiscal 2010

        The base salaries paid in fiscal 2010 to each of our Named Executive Officers are shown under the "Salary" column of the Summary Compensation Table. Changes in base salaries are typically considered by the Committee in April (to be effective in July) each year. As a result of Hay Group's review in fiscal 2009, the Committee decided to rebalance the components of our executive's total compensation by decreasing the annual incentive opportunity for our executive officers by ten percent (10%), and increasing the base salary of our executive officers (the basis for other components of an executive's compensation (including the annual non-equity incentive opportunity)) by seven percent (7%), effective in fiscal 2010. Hay Group advised the Committee that the resulting mix of total cash compensation is more commensurate with pay practices of other retail organizations operating in mature markets. In April 2010 increases in base salaries for our NEOs were limited to 2% for fiscal 2011 based on related market data and average increases in the market.

Annual Non-Equity Incentive Compensation

        Annual non-equity incentive compensation for our Named Executive Officers is determined each year under the Short Term Plan. The annual non-equity incentive compensation earned by our Named Executive Officers for fiscal 2010 is reported under the Non-Equity Incentive Plan column of the Summary Compensation Table. Annual cash bonus amounts are governed by the Short Term Plan and the annual bonus performance criteria and bonus payout levels are set each year by the Committee, in accordance with the terms of the Short Term Plan. Bonus payouts have historically been based on achievement of EPS targets (described below). During our years as a growth company, the Committee believed that EPS was an objective measure that served as a reasonable gauge of our bottom-line performance and growth because it takes into account all aspects of our financial performance.

        Each year, the Committee evaluates our annual and long-term strategic plan to determine if the financial metrics are appropriate to measure achievement of our objectives and to motivate executives. Based on discussions with our Chief Executive Officer and Chief Financial & Administrative Officer, the Board determines the financial metrics to be included in the annual bonus opportunity. The metrics are generally approved in April each year.

Annual Non-Equity Incentive Compensation Decisions for Fiscal 2010

        In fiscal 2009, we made the decision to change our historic practice for the annual incentive program, effective for fiscal 2010. The change was based on submission of a proposal by management and a comprehensive evaluation of the overall incentive compensation program by Hay Group in January 2009. Under the new program: (1) as described above regarding base salary, the annual incentive opportunity was decreased by ten percent (10%) as compared to fiscal 2009, and (2) performance is now based on achieving both: (a) target levels of EBITDA and (b) attainment of certain measurable business goals.

        The Committee believes that the Company has moved from a growth company to a more mature company, and related to this transition, the Committee has expanded the determinants which drive the bonus opportunity to include both a financial metric as well as the achievement of business targets. EBITDA was selected as a more appropriate financial metric than EPS as a measure for the annual bonus opportunity for a more mature company. EBITDA was selected given its focus on operating earnings and cash management as a means to maintain focus on operations, cash flow and liquidity. In addition to the attainment of established EBITDA levels, a portion of the annual incentive compensation is now also based on achievement of several business goals that encompass various aspects of our financial and operating performance, which the Committee believes is appropriate for a more mature company and will have a positive impact on EBITDA in the future.

        Under the new bonus program, the annual incentive compensation opportunity is evenly split between the EBITDA performance measure and business goal achievement. However, payout for achievement of the established business goals is also conditioned on achieving a minimum EBITDA trigger. The trigger is set at 50% of the EBITDA target approved by the Compensation Committee (the "EBITDA Trigger"). The EBITDA Trigger is designed to protect the Company against paying out bonuses without meeting a minimum level of financial performance. On the other hand, to encourage and reward exceptional performance, stretch goals are included whereby participants have the ability to earn up to 130% of the annual incentive target if 105% of the EBITDA target and all of the business goals are achieved. Any payout from the program will occur only after the Committee approves the achievement of the Company's EBITDA and business goals, which normally occurs in August, after the end of the fiscal year. The business goals for fiscal 2010 cover a range of business-enhancing objectives, consisting of debt reduction, maintenance of service margins, execution of cost-saving initiatives, increasing average service and product ticket, and reducing expenses by completing the transition of the Trade Secret back office functions to Premier Salons.

        As mentioned above, the new program provides three levels of bonus opportunity—"Maximum", "Target" and "Threshold". The potential earnings or "Payouts" for each is based on a percentage of the executive's base salary. The percentage of base salary varies based on payout level (i.e., minimum or "Threshold", "Target" and "Maximum") and an executive's level with the Company (i.e., CEO, EVP, etc.). The potential bonus payouts under each level for fiscal 2010 are set forth in the tables below and are described as follows:

  •
  The Maximum level of performance, defined as a "super stretch" goal, provided the possibility of earning a bonus payout of 65% of the Target bonus for achievement of each of (1) 105% of the target EBITDA; and (2) all five of the established business goals, for a possible total 130% bonus payout. Maximum Payout is expected to have a 10% to 20% probability of achievement and results in a bonus payment equal to 42.25%, 32.5% and 29.25% of base salary for our CEO, Sr. EVP and EVPs, respectively (or 84.5%, 65% and 58.5% for attainment of both of the Maximum EBITDA and business goal bonus requirements).

  •
  The Target level of performance has some "stretch" associated with it and provided the opportunity to earn a bonus payout equal to 50% of the Target bonus for achievement of each of (1) 100% of the target EBITDA; and (2) four of the five established business goals, for a possible total 100% bonus payout. Target Payout is expected to have a 50% probability of achievement and results in a bonus payment equal to 32.5%, 25% and 22.5% of base salary for our CEO, Sr. EVP and EVPs, respectively (or 65%, 50% and 45% for attainment of both of the Target EBITDA and business goal bonus requirements).

  •
  The Threshold level of performance is designed to keep management motivated and provided an opportunity to earn a bonus payout of 25% of the Target bonus for achievement of each of (1) 75% of target EBITDA and (2) at least one of the five established business goals for the year. Threshold Payout is expected to have an 80% to 90% probability of achievement and results in a bonus payment equal to 8.13%, 6.25% and 5.63% of base salary for our CEO, Sr. EVP and EVPs, respectively (or 16.25%, 12.5% and 11.25% for attainment of both of the Threshold EBITDA and business goal bonus requirements).

Achievement of either: (i) an EBITDA level; and/or (ii) a certain number of business goals that is anywhere between the established Threshold and Maximum amounts results in a bonus payment that is calculated by interpolation between the established payout percentages. As stated above, all three levels of awards are earned only after attainment of the EBITDA Trigger.

        The Threshold, Target and Maximum opportunities for our NEOs, expressed as a percentage of their base salary, and the corresponding dollar amount (indicated below the percentage), are as follows:

ANNUAL NON-EQUITY INCENTIVE OPPORTUNITY

Executive Officer	Threshold	Target	Maximum
Paul D. Finkelstein	8%	65%	85%
Chairman & CEO	$102,334	$818,675	$1,064,278
Randy L. Pearce	6%	50%	65%
SEVP, CFO & CAO	$34,375	$275,000	$357,500
Gordon B. Nelson	6%	45%	58%
EVP-Fashion, Education & Marketing	$27,647	$221,175	$287,528
Mark Kartarik	6%	45%	58%
EVP-President Franchise Division	$25,734	$205,875	$267,638
Bruce Johnson	6%	45%	58%
EVP-Real Estate and Construction	$20,588	$164,700	$214,110

        The EBITDA levels and business goals for fiscal 2010 for each of the Threshold, Target and Maximum opportunities were as follows:

FY10 EBITDA AND BUSINESS GOAL ACHIEVEMENT*

	EBITDA (in millions)	Business Goals**
Threshold	$162.90	1.00
Target	$219.60	4.00
Maximum	$230.60	5.00

*
Values expressed are the same for all NEOs.

**
The 2010 business goals were:

1.
Reduce total debt by $40 million.

2.
Attain service margins of no less than 20 basis points less than the prior year's service margins.

3.
Implement cost savings initiatives of at least $5 million (such savings to be in addition to the savings and the incremental cost savings implemented in fiscal 2009).

4.
Increase average ticket (service and product) by 2.5% in North America.

5.
Complete the Trade Secret transition to Premier Salons and recognize cost reductions of $8 million.

        Based on our achievement of $251.7 million in EBITDA and achievement of all five of the 2010 business goals, our NEOs received annual non-equity incentive plan payouts at the Maximum level.

Long-term Incentive Compensation

        In General.    The Committee considers equity-based long-term incentive compensation ("LTI") to be critical to the alignment of executive compensation with the creation of shareholder value. Our long-term equity incentive compensation awards are granted pursuant to our 2004 Long Term Incentive Plan (the "Long Term Plan").

        Each year at its April meeting, the Committee reviews the portfolio of long-term incentive vehicles, the targeted award size and the performance measures associated with any awards. The Committee also reviews recommendations provided by management and Hay Group regarding changes to the LTI design. The Committee's practice is to make annual grants of equity awards to our executive officers out of the portfolio of awards available: stock options, stock appreciation rights, restricted stock and restricted stock units. In recent years, the Committee has made grants primarily in the form of stock appreciation rights and restricted stock. In fiscal 2010, however, the Committee determined, as discussed in more detail below, to grant stock option and restricted stock awards to our executive officers. The Committee believes that the use of multiple equity vehicles balances a focus on equity-driven growth with the retention hook of restricted stock. The grant date for the awards is the date the grant becomes effective (generally the same day as Committee approval, but it may be a date in the future approved by the Committee). The exercise price of any stock option or stock appreciation right grant is the closing price of a share of our Common Stock on the grant date. From time to time, the Committee will consider making grants under other special circumstances, such as recruiting new executive talent, upon the promotion of an executive, and to retain key individuals.

        Stock Options.    Stock Options give the recipient the opportunity to benefit from appreciation in our stock price by providing the recipient the right to buy a certain number of shares of Company stock at a stated price for a stated period of time.

        Stock Options awarded by the Committee to our Named Executive Officers have a ten-year term and vest annually in 20% increments on each of the first five anniversaries of the date of grant, provided that the Named Executive Officer remains employed by the Company on each such date. Vesting automatically is accelerated in the event of a change in control of the Company. This acceleration is designed to motivate executives to actively participate and support the Board in any potential change of control by protecting management and assuring that they can participate in any increase in the value of the Company. As provided in the applicable stock option award agreements, if a Named Executive Officer dies or becomes disabled, unvested options are immediately vested and the individual's estate has 12 months from the date of death (or the remaining term, if shorter) to exercise his or her options. If a Named Executive Officer retires, voluntarily terminates employment, or is dismissed without cause, the award agreements provide that he or she has 90 days from the date of termination to exercise all vested Stock Options. If a Named Executive Officer is terminated for cause, the award agreements provide that all outstanding Stock Options are forfeited.

        Stock Appreciation Rights ("SARs").    A SAR is similar to a stock option in that it allows the recipient to benefit from appreciation in our stock price from the grant date through the exercise date. However, with a SAR, the recipient is not required to actually purchase the exercised shares to realize any appreciation in value (as is the case with a stock option), but rather on exercise simply receives the amount of the increase in shares of our stock. Because the value that may be earned through SARs is dependent upon an increase in our stock price, the Committee views SAR grants as a link between management wealth accumulation and the creation of shareholder value. The Long Term Plan provides that SARs may not be granted with an exercise price less than 100% of fair market value of a share of our Common Stock on the SAR grant date. The holder of a SAR does not have any voting or dividend rights until he or she exercises the SARs.

        SARs awarded to the Named Executive Officers by the Committee have a ten-year term and vest annually in 20% increments on each of the first five anniversaries of the date of grant, provided that the Named Executive Officer remains employed by the Company on each such date. Vesting automatically is accelerated in the event of a change in control of the Company. This acceleration is designed to motivate executives to actively participate and support the Board in any potential change of control by assuring that they can participate in any increase in the value of the company. As provided in the applicable award agreements for SARs, if a Named Executive Officer dies or becomes disabled, unvested SARs are immediately vested and the individual's estate has 12 months from the date of death (or the remaining term, if shorter) to exercise his or her SARs. If a Named Executive Officer retires, voluntarily terminates employment, or is dismissed without cause, the award agreements provide that he or she has 90 days from the date of termination to exercise all vested SARs. If a Named Executive Officer is terminated for cause, the award agreements provide that all outstanding SARs are forfeited.

        No SARs were awarded in fiscal 2010.

        Restricted Stock.    Restricted stock is Common Stock that has vesting restrictions tied to continued employment. Restricted stock provides recipients with the opportunity to earn full value shares of our Common Stock. Under the terms of the award agreements with our Named Executive Officers, the restricted stock awards vest at a rate of 20% annually on each of the first five anniversaries of the date of grant provided that the Named Executive Officer remains employed by the Company on each such date. Recipients of restricted stock are entitled to vote the shares, whether or not vested, and will be entitled to dividends that will accumulate and be paid out upon vesting in the form of additional shares of restricted stock.

        Vesting automatically is accelerated in the event of the recipient's death or disability, or in the event of a change in control of the Company, for the same reasons that vesting of SARs is accelerated as described above. In addition, vesting of restricted stock can be accelerated if the Committee determines that such action would be in the best interests of the Company. If a recipient of a grant of restricted stock leaves for any reason other than death or disability before vesting, the Long Term Plan provides that any unvested portion of the restricted stock award is forfeited, subject to the Committee's discretion to cancel any or all restrictions and vest any or all of the restricted stock award.

        Restricted Stock Units.    Restricted stock units ("RSUs") are a variant to the grant of restricted stock.

        RSUs provide an executive officer with a right of ownership in the company similar to a grant of restricted stock. The number of units granted corresponds to a specified number of shares of stock and are paid out in Common Stock. The RSUs vest in full after a five-year period, subject to accelerated vesting in the event of death or disability, unless otherwise determined by the Committee. The recipient of an RSU does not vote the shares underlying the RSU until it is settled in Common Stock, but the recipient does receive cash payments equivalent in value to the cash dividends payable on the same number of shares of Common Stock. Vesting automatically is accelerated in the event of the recipient's death or disability, or in the event of a change in control of the Company, for the same reasons described above.

        No RSUs were granted in fiscal 2010.

Long-Term Incentive Compensation Decisions for Fiscal 2010

        Long-term Incentive Awards for Fiscal 2010.    Commensurate with our overall compensation policy, long-term incentive compensation awards are largely based on historic practices. Due to the economic downturn in 2008 and 2009, however, and the resulting decline in stock prices, including our stock price, the number of shares granted for fiscal 2009 was increased to make the awards competitive with the value delivered in the market for this period. The increase was intended as a one-time only practice with future grants to be reviewed and established annually by the Committee.

        Grants for fiscal 2010 were affected by the fact that the Company had a limited number of shares available under the 2004 Long Term Incentive Plan, the Company's omnibus incentive plan. As a result, fiscal year 2010 equity grants were made in the form of stock options, from the Company's 2000 Stock Option Plan, rather than stock appreciation rights under the 2004 Long Term Plan as in recent years. The 2010 equity grants were also comprised of restricted stock awards in keeping with the Committee's goal of using multiple equity vehicles and utilizing the retention element of restricted stock awards.

        Historically the grant date for equity awards has been the same date as Committee approval. In fiscal 2010, however, the Committee set the grant date for the restricted stock awards for the following day. This deviation from historic practice was also due to the lack of shares available under the 2004 Long-Term Plan. The grant date was set as the day following approval in order to include shares to be received by the Company in satisfaction of the tax liability on the vesting of restricted stock awards from prior years within the grant, as permitted by the terms of the 2004 Long-Term Plan.

        2010 Long-term Incentive Awards.    For fiscal year 2010, the long-term incentive awards to our Named Executive Officers included a combination of stock options and restricted stock as set forth below:

2010 LTI AWARDS

	Options (#)	Restricted Stock (#)
Paul D. Finkelstein	22,000	19,300
Randy L. Pearce	6,200	10,900
Gordon B. Nelson	4,200	7,400
Mark Kartarik	4,200	7,400
Bruce Johnson	4,200	7,400

        The value of the fiscal 2010 awards for each Named Executive Officer was determined based on a number of factors, including a market analysis conducted by Hay Group, which reviewed market median pay practices relative to both the Company's Peer Group and the broader retail market. Other factors that contributed to the determination of the fiscal year 2010 LTI awards included the Company's targeted level of direct compensation, the number of shares available to grant, a burn rate that is reasonable from a shareholder perspective, and the objective of retaining and adequately motivating management. Based on these factors, the Committee, with the advice of Hay Group, determined that the 2010 LTI awards (set forth in the table above) were commensurate with market practices and would continue to engage and retain the Named Executive Officers. The Committee will monitor its long-term incentive program on an annual basis to ensure that future grants are appropriate and encourage executives to focus on long-term financial progress while also enhancing stockholder value.

        The stock options and restricted stock awards were approved on April 29, 2010. The stock options have a grant date of April 29, 2010 and an exercise price of $18.90, the closing price of a share of Company stock on that date. As discussed above, the restricted stock awards have a grant date of April 30, 2010. Each of the stock option and the restricted stock awards vest ratably over a five-year period (i.e., 20% per year).

Benefits

        The Committee reflects its executive compensation philosophy of targeting total remuneration around the market median by providing a benefits package that leads the market while total cash compensation has historically lagged the market. This approach is based on historic practice and is designed to retain and encourage executive commitment to the Company. The benefits we provide our

Named Executive Officers are summarized in the footnotes to the Summary Compensation Table or are otherwise reported in the accompanying tables, including footnotes. Benefits for our Named Executive Officers include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, long-term disability coverage). We also provide retirement benefits, additional life insurance benefits, a nonqualified deferred compensation plan and payments and benefits upon termination of employment and/or a change in control. These benefits are described below under "Summary of Executive Agreements" and "Retirement Plans and Arrangements."

        In fiscal 2010, the Committee reviewed the Company's executive life insurance program, which provides employer paid whole life premium payments for a select group of senior executives, and decided to continue offering this benefit to this group. As a number of the executives in this group were approaching the tenth and final payment under the existing program, the Committee determined that it would continue to make premium payments on those life insurance policies, in accordance with the terms of the program that provided for the Committee to exercise such discretion, and that, going forward, it would periodically review and evaluate these policies to determine whether additional payments would be made. In arriving at this decision, the Committee considered the importance of this benefit as a retirement vehicle and the potential dissatisfaction that could result from taking the benefit away. While the Committee decided to grandfather the existing program, it also decided that new executives will not be eligible to receive this benefit in the future and a revised plan will be developed for new executives.

        We believe that overall the benefits package, including the provisions of the employment agreements with our executives that provide retirement and post-termination payments, are competitive with the overall retail market based on information Hay Group has provided to our Compensation Committee.

Stock Ownership by Named Executive Officers

        The Board believes that each of our officers who has reached the level of Executive Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Committee adopted Common Stock ownership requirements, which are reflected in the Corporate Governance Guidelines on our website, requiring each officer to hold Regis common stock having a fair market value equal to a multiple of their base salary, as set forth below:

  •
  Chief Executive Officer—5x annual base salary

  •
  Senior Executive Vice President—3x annual base salary

  •
  Executive Vice President—2x annual base salary

        The individual stock ownership requirements were established in 2007. The Committee reviewed updated market data and determined that these levels were appropriately competitive and kept them at the same level for 2010. The program provides that executives achieve their ownership level within five years of being appointed to a position. The Chief Executive Officer and each current Senior Executive Vice President and Executive Vice President have until May 1, 2012 to meet their respective ownership thresholds.

Post-Employment Compensation—Change in Control Arrangements

        In General.    Pursuant to their Employment Agreements that were initially entered into during the 2007 fiscal year, Mr. Finkelstein and Mr. Pearce are entitled to certain compensation and other benefits if their employment terminates due to certain articulated reasons (including in connection with a change in control), as described below under "Summary of Executive Agreements." Our other Named Executive Officers are entitled to similar change in control benefits under the terms of their respective Employment and Deferred Compensation Agreements, but these agreements do not provide for separate compensation in connection with a termination of employment unrelated to a change in control. Our Long Term Plan and the related award agreements do, however, provide for accelerated vesting of equity awards upon death, disability or a change in control. In addition, the employment agreements with our Named Executive Officers contain covenants not to compete or solicit, as well as confidentiality provisions, that the Committee considers especially valuable in the event of an executive's termination of employment.

        Change in Control.    The Committee and the Board recognize the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with any rumored or actual change in control of the Company. To that end, properly designed change in control provisions in the employment agreements with our Named Executive Officers serve shareholder interests by enhancing executive focus during rumored or actual change in control activity through:

  •
  Incentives to remain with us despite uncertainties while a transaction is under consideration or is pending;

  •
  Assurances of severance and other benefits in the event of termination;

  •
  Immediate vesting of equity elements of total compensation after a change in control; and

  •
  Additional stock grants awarded immediately upon the change in control.

        These provisions are discussed in the sections captioned "Summary of Executive Agreements."

        Gross-Up Payments.    As shown below in the "Potential Payments Upon Termination or Change in Control" table, if any payments made to a Named Executive Officer due to termination or change in control subjects the Named Executive Officer to any excise taxes due ("parachute excise tax") under Code Section 4999, we will pay to the Named Executive Officer a gross-up payment to compensate the individual for the net effect of the imposition of such parachute excise tax. The effects of Code Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive officer's personal compensation history and his or her individual stock option or SAR exercise activity. Therefore, to provide an equal level of benefit to similarly situated employees without regard to the effect of the parachute excise tax, the Committee and the Board have determined that Code Section 4999 gross-up payments are appropriate for our Named Executive Officers.

        The payment of parachute exercise taxes is an historic benefit included within our NEOs employment agreement with the Company. We discontinued this benefit during fiscal 2007 for any new (or newly promoted) executives on a going forward basis. Previously our Named Executive Officers were also eligible for a gross-up for the regular federal, state and other (non-parachute) taxes due on amounts received upon a change in control. However, this gross-up provision was also eliminated during the 2007 fiscal year. In partial recompense for agreeing to the elimination of non-parachute tax gross-ups, each affected executive is entitled to receive a fixed stock grant upon a change in control. We have determined to continue the grandfathered parachute excise tax benefit for our Named Executive Officers rather than replacing the elimination with an equivalent and potentially more likely payout.

Tax, Accounting and Other Implications

Deductibility of Executive Compensation

        Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company's chief executive officer or any of its three other most highly compensated executive officers (other than its chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders). The Committee's policy is to design compensation programs that further the best interests of the Company and our shareholders and that preserve the tax deductibility of compensation expenses. Non-equity incentive compensation paid to executive officers under the Short Term Plan and stock options and stock appreciation rights awarded under the Long Term Plan are designed to qualify as performance-based compensation. The Committee also believes, however, that it must maintain the flexibility to take actions which it deems to be in our best interests but which may not qualify for tax deductibility under Section 162(m). In this regard, the Committee recognizes that if the amount of base salary (and any other compensation that is not determined to be performance-based under Section 162(m), such as time-vested restricted stock) for any of our executive officers exceeds $1 million, any amounts over $1 million will not be deductible for federal income tax purposes.

        As required under the tax rules, we must obtain shareholder approval of the material terms of the performance goals for qualifying performance-based compensation every five years. We last requested and received shareholder approval of the Short Term Plan in 2009 and of the Long Term Plan in 2004. In connection with seeking additional shares for issuance under the Long Term Plan, we are also submitting the material terms of the performance goals for qualifying performance-based compensation under the Long Term Plan for approval at the 2010 Annual Meeting.

Regulatory Considerations

        The Committee considered (i) the impact of the $1 million limit on the deductibility of non-performance based compensation imposed by Code Section 162(m), (ii) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (ASC) Topic 718 (formerly FASB Statement 123(R), and (iii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999 as described above under "Gross-Up Payments") in its design of executive compensation programs. In addition, the Committee considered other tax and accounting provisions in developing the compensation programs for our Named Executive Officers. These included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Committee strove to compensate our Named Executive Officers in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward and retain those executives.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on its review and related discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Susan S. Hoyt, Chairperson Rolf F. Bjelland Joseph L. Conner Thomas L. Gregory Stephen E. Watson Members of the Compensation Committee

 SUMMARY COMPENSATION TABLE

        The following table shows, for the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers of Regis in 2010, together referred to as the Named Executive Officers or "NEOs," information concerning compensation earned for services in all capacities during the fiscal years ended June 30, 2008, June 30, 2009, and June 30, 2010.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total($)
Paul D. Finkelstein	2010	1,421,461	0	369,016	161,920	1,064,278	1,254,014	191,644	4,462,333
Chairman of the Board of	2009	1,206,833	0	1,014,420	749,420	343,500	3,898,315	308,300	7,520,788
Directors, President and Chief Executive Officer	2008	1,141,215	0	314,270	189,200	825,000	0	321,986	2,791,671
Randy L. Pearce	2010	717,705	0	208,408	45,632	357,500	348,730	106,136	1,784,111
Senior Executive Vice	2009	665,445	0	574,200	212,100	150,000	285,586	85,368	1,972,699
President, Chief Financial and Administrative Officer	2008	636,376	0	177,134	53,320	285,000	15,528	94,262	1,261,620
Gordon B. Nelson	2010	540,406	0	141,488	30,912	287,528	332,891	234,488	1,567,713
Executive Vice President,	2009	498,646	0	382,800	141,400	122,925	304,763	214,460	1,664,994
Fashion, Education and Marketing	2008	472,577	0	119,994	36,120	236,500	28,342	200,434	1,093,967
Mark Kartarik	2010	505,188	0	141,488	30,912	267,638	264,671	225,015	1,434,912
Executive Vice President,	2009	462,008	0	382,800	141,400	114,400	211,036	180,749	1,492,393
Regis Corporation and President, Franchise Division	2008	441,339	0	119,994	36,120	220,000	10,276	185,016	1,012,745
Bruce Johnson	2010	412,242	0	141,488	30,912	214,110	233,161	192,594	1,224,507
Executive Vice President, Real Estate and Construction	2009	382,881	0	382,800	141,400	91,575	199,543	187,293	1,385,492

(1)
Values expressed represent the aggregate grant date fair value of stock or option awards granted in each fiscal year, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 15 to our consolidated financial statements for the fiscal year ended June 30, 2010 for a description of the assumptions used in calculating these amounts.

(2)
Amounts represent payouts of annual non-equity incentive compensation under the Short Term Plan, which is described above.

(3)
Amounts represent the change in the present value of benefits under the pension plans.

(4)
The following table sets forth All Other Compensation amounts by type:

Name	Deferred Compensation Company Match and Profit-Sharing Contribution ($)	Dividends and Dividend Equivalents on Stock and Option Awards ($)	Life Insurance Premiums ($)	Tax Gross-Ups ($)	Total All Other Compensation ($)(a)
Paul D. Finkelstein	78,078	57,785	0	42,503	191,644
Randy L. Pearce	48,097	25,035	0	33,004	106,136
Gordon B. Nelson	45,713	11,862	65,000	93,909	234,488
Mark Kartarik	43,861	11,336	65,000	81,297	225,015
Bruce Johnson	38,318	11,336	65,000	77,940	192,594

    (a)
    Total All Other Compensation for Mr. Finkelstein, Mr. Nelson and Mr. Kartarik also includes $13,278, $18,004,and $23,521 of perquisites, respectively, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses.

 GRANTS OF PLAN-BASED AWARDS IN 2010

        The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ended June 30, 2010. No options were repriced or materially modified during the fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options(#)(2)
					All Other Stock Awards: Number of Shares of Stock or Units(#)(2)		Exercise or Base Price of Option Awards ($)(2)	Grant Date Fair Value of Stock & Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Paul D. Finkelstein		102,334	818,675	1,064,278
	04/30/10				19,300			369,016
	04/29/10					22,000	18.90	161,920
Randy L. Pearce		34,375	275,000	357,500
	04/30/10				10,900			208,408
	04/29/10					6,200	18.90	45,632
Gordon B. Nelson		27,647	221,175	287,528
	04/30/10				7,400			141,488
	04/29/10					4,200	18.90	30,912
Mark Kartarik		25,734	205,875	267,638
	04/30/10				7,400			141,488
	04/29/10					4,200	18.90	30,912
Bruce Johnson		20,588	164,700	214,110
	04/30/10				7,400			141,488
	04/29/10					4,200	18.90	30,912

(1)
These amounts represent the potential target bonus amounts available to our executives for fiscal 2010 under the Short Term Plan as described under "Annual Non-Equity Incentive Compensation" in the Compensation Discussion and Analysis section of this Proxy Statement. The actual amounts of the bonuses earned by the Named Executive Officers during fiscal 2010 are listed in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table and are equal to the maximum amounts listed above.

(2)
The option and stock awards were granted under the Long Term Plan.

(3)
Amounts are computed in accordance with FASB ASC Topic 718.

 OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

        The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at June 30, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Paul D. Finkelstein	10,000	(3)	0	(3)	42.79	05/26/14
	10,000	(3)	0	(3)	35.49	05/03/15
	16,000		4,000		35.33	04/27/16
	13,200		8,800		39.04	04/26/17
	8,800		13,200		28.57	04/24/18
	21,200		84,800		19.14	04/30/19
	0		22,000		18.90	04/29/20
							1,856	(3)(4)	28,893	(3)
							165,000	(6)	2,569,050
							4,518	(5)	70,339
							6,738	(9)	104,912
							42,906	(10)	668,044
							19,300	(11)	300,501
Randy L. Pearce	4,000		0		42.79	05/26/14
	4,000		0		35.49	05/03/15
	3,200		800		35.33	04/27/16
	3,720		2,480		39.04	04/26/17
	2,480		3,720		28.57	04/24/18
	6,000		24,000		19.14	04/30/19
	0		6,200		18.90	04/29/20
							825	(4)	12,841
							2,546	(5)	39,645
							50,000	(8)	778,500
							3,798	(9)	59,132
							24,286	(10)	378,138
							10,900	(11)	169,713
Gordon B. Nelson	2,500		0		42.79	05/26/14
	2,500		0		35.49	05/03/15
	2,000		500		35.33	04/27/16
	450		300		36.20	08/22/16
	2,520		1,680		39.04	04/26/17
	1,680		2,520		28.57	04/24/18
	4,000		16,000		19.14	04/30/19
	0		4,200		18.90	04/29/20
							515	(4)	8,026
							309	(7)	4,815
							1,725	(5)	26,857
							2,573	(9)	40,057
							16,191	(10)	252,092
							7,400	(11)	115,218

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mark Kartarik	2,500	0	42.79	05/26/14
	2,500	0	35.49	05/03/15
	2,000	500	35.33	04/27/16
	2,520	1,680	39.04	04/26/17
	1,680	2,520	28.57	04/24/18
	4,000	16,000	19.14	04/30/19
	0	4,200	18.90	04/29/20
					515	(4)	8,026
					1,725	(5)	26,857
					2,573	(9)	40,057
					16,191	(10)	252,092
					7,400	(11)	115,218
Bruce Johnson	2,500	0	42.79	05/26/14
	2,500	0	35.49	05/03/15
	2,000	500	35.33	04/27/16
	2,520	1,680	39.04	04/26/17
	1,680	2,520	28.57	04/24/18
	4,000	16,000	19.14	04/30/19
	0	4,200	18.90	04/29/20
					515	(4)	8,026
					1,725	(5)	26,857
					2,573	(9)	40,057
					16,191	(10)	252,092
					7,400	(11)	115,218

(1)
Value based on a share price of $15.57, which was the last reported sale price for a share of our Common Stock on the NYSE on June 30, 2010.

(2)
All awards of stock options and SARs vest as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant. The date of grant of each stock option and SAR is ten years before the expiration date.

(3)
Half of the amount of the reported awards has been transferred to Mr. Finkelstein's former spouse pursuant to a divorce decree.

(4)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 27, 2006.

(5)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 26, 2007.

(6)
Award vests in full on February 7, 2012.

(7)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was August 22, 2006.

(8)
Award vests in full on May 9, 2012.

(9)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 24, 2008.

(10)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 30, 2009.

(11)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 30, 2010.

 2010 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth certain information concerning options and SARs exercised and stock vested during fiscal 2010 for the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Paul D. Finkelstein	69,200	244,092	17,826	348,144
Randy L. Pearce	0	0	10,242	200,177
Gordon B. Nelson	0	0	6,940	135,175
Mark Kartarik	0	0	6,787	132,636
Bruce Johnson	0	0	6,787	132,636

(1)
The number of shares acquired on vesting of stock awards includes shares that were forfeited for withholding tax obligations. The number of shares forfeited for each Named Executive Officer is reported below:

Name	Number of Shares Used to Pay Taxes on Vested Awards (#)
Paul D. Finkelstein	5,831
Randy L. Pearce	4,554
Gordon B. Nelson	2,273
Mark Kartarik	2,222
Bruce Johnson	2,222

Summary of Executive Agreements

Employment Agreement with Paul Finkelstein, Chairman & CEO

        We are party to an Employment Agreement dated February 8, 2007 (the "2007 Agreement") with our Chairman and Chief Executive Officer, Paul Finkelstein. The 2007 Agreement was amended and restated during fiscal 2009 to make certain changes required to comply with Code Section 409A and regulations issued thereunder, with such amendment and restatement effective as of December 31, 2008 (the "2008 Agreement" or the "Agreement"). By its terms, the Employment Agreement expires on February 8, 2012 (the fifth anniversary of the effective date of the 2007 Agreement). The Employment Agreement does not provide for an automatic renewal. Key provisions in Mr. Finkelstein's contract include:

  •
  Base Salary—Mr. Finkelstein will receive a base salary of $1,100,000 (subject to increase, as determined annually by the Compensation Committee; for fiscal 2010, Mr. Finkelstein's base salary was $1,421,461).

  •
  Bonus—Mr. Finkelstein is eligible for an annual performance bonus as determined under the provisions of the Short Term Plan parameters.

  •
  Long Term Incentives—Mr. Finkelstein is eligible to participate on the same basis as other executive officers under the Long Term Plan.

  •
  Retention Incentives—Mr. Finkelstein received 165,000 restricted stock units, effective on March 9, 2007 when the Long Term Incentive Plan was amended to provide for restricted stock units, which cliff vest at the end of the five-year contract term. The payment will be automatically deferred until the January 31 next following the end of the five-year contract term and will be made in shares of Regis common stock.

  •
  Life Insurance—We will reimburse Mr. Finkelstein $100,000 annually for premiums payable by the Executive with respect to life insurance coverage under a policy with a face amount of $10 million. We are required to make a total of ten annual premium payments on the life insurance policy, five of which have been made. We will also provide Mr. Finkelstein with a gross-up for the federal and state income taxes on the resulting income.

  •
  Retirement Benefits—Upon retirement, Mr. Finkelstein is entitled to receive a lump sum cash payment equal to the present value of a hypothetical annuity consisting of monthly payments (adjusted for an annual 4% cost of living increase) with an initial monthly payment equal to 60% of his five-year average monthly compensation as of his termination of employment, excluding bonuses (the "Monthly Benefit"), and are payable for the remainder of his life (the "retirement benefit"). For purposes of determining the present value of this hypothetical annuity, the following assumptions apply:

    (1)    Interest: Payments will be discounted to present value at a rate of interest equal to the yield to maturity, of 30-year U.S. Treasury Notes as of Mr. Finkelstein's termination of employment.

    (2)    Mortality: It will be assumed that payments will be made for the joint life and last survivor expectancy of Mr. Finkelstein and his former spouse, or the life expectancy of Mr. Finkelstein if his former spouse is not then living, as determined at the start of payments under Table II (Joint Life and Last Survivor Expectancy), or Table I (Single Life Expectancy), as applicable, found in IRS Publication 590. Any payments to be made beyond the life expectancy of Mr. Finkelstein, as determined under Table I, are assumed to be fifty percent (50%) of the payments then being made to Mr. Finkelstein (as adjusted for cost of living).

    If Mr. Finkelstein dies while employed with us, and if his former spouse survives him, she is entitled to receive monthly survivor benefits for life, with payments equal to fifty percent of the Monthly Benefit to which Mr. Finkelstein would have been entitled were he living and were he to receive his retirement benefit in the form of a monthly annuity. On January 28, 2010, we entered into an amendment to the employment agreement with Mr. Finkelstein. As just described, the original employment agreement provided for payment of fifty percent of Mr. Finkelstein's retirement benefit to be paid in monthly installments to his former spouse, if Mr. Finkelstein died while still employed with us. The amendment provides that the remaining fifty percent of Mr. Finkelstein's retirement benefit be paid in a lump sum to his current spouse or other designated beneficiary if Mr. Finkelstein dies while still employed with us, or within the six month waiting period before payment of his retirement benefit in accordance with the terms of his Agreement.

  •
  Health, Welfare and Other Benefits—During Mr. Finkelstein's employment, health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Termination of Employment Payments, Benefits and Other Obligations—The following section separately addresses benefits provided to Mr. Finkelstein upon death or disability, termination without cause or for good reason, termination for cause or without good reason and termination after a change in control. Retirement benefits are provided as described above under "Retirement Benefits" except as modified below.

  •
  Death or Disability. Mr. Finkelstein is entitled to his accrued compensation and obligations, including pro rata bonus for year of termination based on highest bonus during previous three years. Mr. Finkelstein will receive full vesting of any unvested stock option, restricted stock/restricted stock units and other incentive awards. In addition, Mr. Finkelstein and his spouse are entitled to lifetime health, hospitalization, prescription drug and dental insurance benefits.

  •
  Dismissal without Cause or Resignation for Good Reason. Mr. Finkelstein is entitled to the same payments and benefits as provided upon death or disability, plus severance pay. Mr. Finkelstein's severance pay is payable in a lump sum and is calculated by multiplying (a) the sum of his current base salary and highest three year bonus by (b) the number of full and partial years remaining in the Agreement term, provided that such number will be no more than three and no less than two. Mr. Finkelstein will also be entitled to a lump sum payment sufficient to pay any amounts described above under "Life Insurance" which remain unpaid as of the date of his termination of employment.

  •
  Dismissal for Cause or Resignation without Good Reason. Mr. Finkelstein is entitled to payment of accrued compensation and obligations only. Retirement benefits are not payable in the event of a termination of employment for cause.

  •
  Change in Control. If Mr. Finkelstein is terminated by us for any reason or resigns for good reason: (a) during the term of the Agreement and following a change in control (as defined in the Agreement), or (b) within two years following a change in control that occurs during the term of the Agreement, Mr. Finkelstein is entitled to the same payments, benefits and severance as provided upon Dismissal without Cause or Resignation for Good Reason.

      Upon a change in control Mr. Finkelstein also is entitled to receive an award of 300,000 shares of Common Stock to partially recompense him for giving up the non-parachute excise tax gross-up discussed above under "Gross-Up Payments." Mr. Finkelstein is entitled to a gross-up for the impact of parachute tax only (to put him in the same income tax position as if there was no parachute tax).

      Additionally, upon any termination of Mr. Finkelstein's employment following a change in control (except for cause), he receives the same retirement benefits described above under "Retirement Benefits," except that the following assumptions are used to determine the present value of the retirement benefit:

      (1)    Interest: There will be no interest discount—that is, the lump sum amount will equal the total of the assumed payments.

      (2)    Mortality: It will be assumed that payments will be made for the longer of (A) the period specified in the Retirement Benefits section above, or (B) two hundred and forty (240) months. Any payments to be made beyond the longer of the life expectancy of the Executive, as determined under Table I (Single Life Expectancy) found in IRS Publication 590 or any successor publication, or two hundred and forty (240) months, are assumed to be fifty percent (50%) of the Adjusted Monthly Benefit.

      Mr. Finkelstein also will receive a lump sum payment of any unpaid amounts (at the time of the change in control) described above under "Life Insurance."

  •
  Restrictive Covenants—Mr. Finkelstein is subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violations of restrictive covenants include injunctive relief and forfeiture of retirement and severance benefits.

  •
  Mandatory Arbitration—Disputes arising under Mr. Finkelstein's Employment Agreement are to be resolved by binding arbitration.

Employment Agreement with Randy Pearce, SEVP, CFO & CAO

        We are party to an Employment Agreement with our Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Randy Pearce dated May 9, 2007 (the "2007 Agreement"), which was amended and restated during fiscal 2009 in order to comply with Code Section 409A and is effective December 31, 2008 (the "2008 Agreement" or the "Agreement"). By its terms, the Employment Agreement expires on May 9, 2012 (the fifth anniversary of the effective date of the 2007 Agreement). The Employment Agreement does not provide for an automatic renewal. Key provisions in Mr. Pearce's contract include:

  •
  Base Salary—Mr. Pearce will receive a base salary of $475,000 (subject to increase, but as determined annually by the Compensation Committee; for fiscal 2010, Mr. Pearce's base salary was $717,705).

  •
  Bonus—Mr. Pearce is eligible for an annual performance bonus as determined under the provisions of the Short Term Plan parameters.

  •
  Long Term Incentives—Mr. Pearce is eligible to participate on the same basis as other executive officers under the Long Term Plan.

  •
  Retention Incentives—On May 9, 2007, Mr. Pearce received 50,000 restricted stock units which cliff vest at the end of the five-year contract term. The payment will be automatically deferred until the January 31 next following the end of the five-year contract term and will be made in shares of Regis common stock.

  •
  Life Insurance—We agreed to pay Mr. Pearce $120,000 annually for three years starting in 2008 in lieu of our remaining obligation to pay: (i) premiums on an existing $2.5 million Northwestern Mutual policy insuring Mr. Pearce's life and (ii) a gross-up for federal and state income taxes on the resulting income. As of June 30, 2010, we have made all three of these payments.

  •
  Retirement Benefits—Upon retirement, Mr. Pearce is entitled to receive a lump sum cash payment equal to the present value of a hypothetical annuity consisting of monthly payments which are equal to the greater of $5,000 or 40% of his five-year average monthly compensation as of his termination of employment, excluding bonuses (subject to a twenty year vesting schedule), and are payable for 240 months (such monthly payments referred to as the "Monthly Benefit"). Mr. Pearce has the option to elect to receive his retirement benefit in the form of the 240 monthly payments rather than the lump sum, provided that such election is made in accordance with the requirements described in the Agreement and consistent with Code Section 409A. If Mr. Pearce dies before receiving full payment of his retirement benefit, payment will be made in a lump sum or monthly payments will continue, as applicable, to his designated beneficiary (or his estate).

  •
  Health, Welfare and Other Benefits—During Mr. Pearce's employment, health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Termination of Employment Payments, Benefits and Other Obligations—The following section separately addresses benefits provided to Mr. Pearce upon death or disability, termination without cause or for good reason, termination for cause or without good reason and termination after a change in control. Retirement benefits are provided as described above under "Retirement Benefits" except as modified below.

  •
  Death or Disability. Mr. Pearce is entitled to his accrued compensation and obligations, including pro rata bonus for year of termination based on highest bonus during previous three years. Mr. Pearce will receive full vesting of any unvested stock option, restricted stock/restricted stock units and other incentive awards. In addition, Mr. Pearce and his spouse are entitled to post-termination health, hospitalization, prescription drug and dental insurance benefits until he or she attains age 65. If Mr. Pearce becomes disabled, he will receive monthly payments beginning six months after his disability begins and continuing until the earlier of his death or attainment of age 65, or until he ceases to be disabled, in an amount equal to his Monthly Benefit. At death or attainment of age 65, he or his beneficiary will receive the benefit describe above under "Retirement Benefits."

  •
  Dismissal without Cause or Resignation for Good Reason. Mr. Pearce is entitled to the same payments and benefits provided upon death or disability, plus severance pay. Mr. Pearce's severance pay is payable in a lump sum and is calculated by multiplying (a) the sum of Executive's base salary and highest three year bonus by (b) the number of full and partial years remaining in the Agreement term (up to a maximum of two years). Mr. Pearce will also be entitled to a lump sum payment sufficient to pay any amounts described above under "Life Insurance" which remain unpaid as of the date of his termination of employment.

  •
  Dismissal for Cause or Resignation without Good Reason. Mr. Pearce is entitled to accrued compensation and obligations where dismissal is for cause. Retirement benefits are not payable in the event of a termination of employment for cause. Where resignation is without good reason, Mr. Pearce (and his spouse) also receive post-termination health, hospitalization, prescription drug and insurance benefits until he or she attains age 65.

  •
  Change in Control. If Mr. Pearce is terminated by us for any reason or if he resigns for good reason (a) during the term of the Agreement and following a change in control, or (b) within two years following a change in control that occurs during the term of the Agreement, Mr. Pearce is entitled to the same payments, benefits and severance as provided upon Dismissal without Cause or Resignation for Good Reason.

      Upon a change in control Mr. Pearce also is entitled to receive an award of 50,000 shares of Common Stock to partially recompense him for giving up the non-parachute excise tax gross-up discussed above under "Gross-Up Payments." Mr. Pearce is entitled to a gross-up for the impact of parachute tax only (to put him in the same income tax position as if there was no parachute tax).

      Additionally, upon any termination of Mr. Pearce's employment following a change in control (except for cause), he receives the same retirement benefits described above under "Retirement Benefits," except that the lump-sum is equal to the sum of the payments due, determined as if he were fully vested and without a present value reduction. Mr. Pearce also will be entitled to a lump sum payment of any unpaid amounts described above under "Life Insurance."

  •
  Restrictive Covenants—Mr. Pearce is subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violation of restrictive covenants include injunctive relief and forfeiture of retirement and severance benefits.

  •
  Mandatory Arbitration—Disputes arising under Mr. Pearce's Employment Agreement are to be resolved by binding arbitration.

Employment Agreements with Remaining Named Executive Officers

        We are also party to Employment Agreements with our EVP-Fashion, Education & Marketing (Gordon Nelson), our EVP-Regis Corporation and President, Franchise Division (Mark Kartarik) and our EVP-Real Estate & Construction (Bruce Johnson) (hereinafter referred to as the "Other Named Executive Officers"), which have been amended and restated effective as of December 31, 2008. The Employment Agreement(s) have commenced as of the effective date and continue until terminated by either us or Mr. Nelson, Mr. Kartarik or Mr. Johnson, as applicable.

        The arrangements for Mr. Nelson, Mr. Kartarik and Mr. Johnson are summarized below, including the key differences in their respective Employment Agreements:

  •
  Base Salary—Base salaries of Mr. Nelson, Mr. Kartarik and Mr. Johnson are as determined by the Committee from time to time. Their fiscal 2010 base salaries were: Mr. Nelson, $540,406; Mr. Kartarik, $505,188; and Mr. Johnson $412,242.

  •
  Bonus—Mr. Nelson, Mr. Kartarik and Mr. Johnson are each eligible for an annual performance bonus as determined under the provisions of Short Term Plan parameters.

  •
  Long Term Incentives—Mr. Nelson, Mr. Kartarik and Mr. Johnson are each eligible to participate on the same basis as other executive officers under the Long Term Plan.

  •
  Retirement Benefits—Upon retirement, Mr. Nelson, Mr. Kartarik and Mr. Johnson are each entitled to receive a lump sum cash payment equal to the present value of a hypothetical annuity of monthly payments which are equal to the greater of $5,000 or 40% of their respective five-year average monthly compensation as of their termination of employment, excluding bonuses (subject to a twenty year vesting schedule), and are payable for 240 months (such monthly payments referred to as the "Monthly Benefit"). In addition, Mr. Nelson's agreement provides for the monthly benefit to be increased by $2,500 provided his employment is not terminated by us for cause or by Mr. Nelson without good reason on or before February 8, 2012. Mr. Nelson, Mr. Kartarik and Mr. Johnson have the option to elect to receive their retirement benefit in the form of the 240 monthly payments rather than the lump sum, provided that such election is made in accordance with the requirements described in their Agreement and consistent with Code Section 409A. If Mr. Nelson, Mr. Kartarik or Mr. Johnson dies before receiving full payment of his retirement benefit, payment will be made in a lump sum or monthly payments will continue, as applicable, to his designated beneficiary (or his estate). If Mr. Nelson, Mr. Kartarik or Mr. Johnson becomes disabled, he will receive monthly payments beginning six months after his disability begins and continuing until the earlier of his death or attainment of age 65, or until he ceases to be disabled, in an amount equal to his Monthly Benefit. At death or attainment of age 65, he or his beneficiary will receive the benefit describe above under "Retirement Benefits." No retirement benefits are payable in the event of termination of employment for cause.

  •
  Life Insurance—Pursuant to the terms of separate agreements with Mr. Nelson, Mr. Kartarik and Mr. Johnson, we will pay premiums for a total of ten years (or as extended beyond such period by approval of the Compensation Committee) on the existing policies insuring the lives of Mr. Nelson, Mr. Kartarik and Mr. Johnson respectively. As of June 30, 2010, we have made all ten payments on each of these policies and Mr. Nelson, Mr. Kartarik and Mr. Johnson will be required to make future premium payments on the policies. We also provided Mr. Nelson, Mr. Kartarik and Mr. Johnson with gross-ups for federal and state income taxes on the resulting income from our payment of the premium payments. As of June 30, 2010, the face amount of the policies insuring the lives of each of Mr. Nelson, Mr. Kartarik and Mr. Johnson is approximately $2.8 million for Mr. Nelson, $3.0 million for Mr. Kartarik and $3.1 million for Mr. Johnson.

  •
  Health, Welfare and Other Benefits—During Mr. Nelson's, Mr. Kartarik's and Mr. Johnson's employment, health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Change in Control—If Mr. Nelson, Mr. Kartarik or Mr. Johnson is terminated by us for any reason, other than cause, or resigns for good reason within two years following a change in control, he is entitled to an amount equal to three times the sum of his base salary and highest three year bonus (in addition to his monthly retirement benefits).

    Upon a change in control, each of Mr. Nelson, Mr. Kartarik and Mr. Johnson is entitled to receive an automatic award of 40,000 shares of Common Stock to partially recompense him for giving up the non-parachute excise tax gross-up discussed above under "Gross-Up Payments." Mr. Nelson, Mr. Kartarik and Mr. Johnson are entitled to a gross-up for the impact of parachute tax only (to put him in the same income tax position as if there was no parachute tax).

    Additionally, upon any termination of Mr. Nelson's, Mr. Kartarik's or Mr. Johnson's employment following a change in control (except for cause), he receives (1) the same retirement benefits described under "Retirement Benefits," except that the lump-sum is equal to the sum of the payments due, determined as if he is fully vested and without a present value reduction, and (2) a lump sum payment of any unpaid amounts described above under "Life Insurance."

  •
  Restrictive Covenants—Mr. Nelson, Mr. Kartarik and Mr. Johnson are subject to a twenty-four (24) month non-compete restrictive covenant. Our remedies for violation of the restrictive covenant include forfeiture of retirement benefits.

  •
  Mandatory Arbitration—Disputes arising under Mr. Nelson's, Mr. Kartarik's or Mr. Johnson's Employment Agreements are to be resolved by binding arbitration.

  •
  Consulting Arrangement—Within 60 days after Mr. Nelson's employment with us is terminated, Mr. Nelson will enter into a three-year consulting agreement with regard to our DVD training program. The consulting agreement does not pertain to either Mr. Kartarik or Mr. Johnson.

Definitions under Executive Agreements

        Certain of the terms used in the executive agreements are defined below:

  •
  Cause—acts resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by the executive of his material employment duties (other than by reason of physical or mental incapacity); or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

  •
  Good Reason—assignment to the executive of duties inconsistent with his status or any adverse alteration in the executives reporting responsibilities, titles or offices; reduction of the executive's base salary; material breach of the agreement by the Company; requirement that the executive's principal place of employment be relocated by more than 30 miles from the Company's current address; or the Company's failure to obtain an agreement from any successor entity to assume the Company's obligations under the agreement.

  •
  Disability—physical or mental disability or health impairment that prevents the effective performance by the executive of his duties on a full time basis.

  •
  Change in Control—a person is or becomes the beneficial owner of 20% or more of the outstanding common stock or outstanding voting securities of the Company; consummation of a merger or consolidation of the Company, a statutory share exchange or an acquisition of all or substantially all of the Company's assets unless the beneficial owners of the Company's outstanding voting securities immediately prior to the transaction beneficially own more than 50% of the voting power of the outstanding voting securities of the surviving entity in substantially the same proportions; or the incumbent directors cease to constitute at least a majority of the Board.

Retirement Plans and Arrangements

        In addition to a discount stock purchase plan generally available to all employees, we provide the Named Executive Officers with the following retirement benefits: Nonqualified deferred compensation benefit, and Executive Retirement Savings Program.

        Nonqualified supplemental retirement benefit:    We offer senior executives a nonqualified supplemental executive retirement benefit that is funded through key personal life insurance policies. The retirement benefit is included within the terms of an executive's Employment Agreement with the Company and provides for a lump sum payment upon retirement in an amount equal to the present value of a hypothetical annuity of 240 monthly payments which are equal to the executive's vested percentage multiplied by the greater of (i) 40% of the executive's average monthly compensation for the sixty (60) month period preceding the executive's termination (60% in the case of the Chairman & CEO) and (ii) $5,000 (the "Monthly Benefit"). The present value of the annuity is determined using an interest rate equal to the yield to maturity of 30-year U.S. Treasury Notes as of the date of payment. An executive's vested percentage is determined under a 20-year vesting schedule based on the executive's completed years of service, with vesting commencing at five percent (5%) after 7 years of service and the executive becoming fully vested after 20 years of service. If payment is made prior to age 65, the hypothetical annuity of 240 monthly payments is first determined as an annuity starting at age 65, and is converted to an immediate commencement annuity using a Treasury Note rate with a duration comparable to the duration between the time of payment and age 65.

        Under their Employment Agreements, executives have the option to elect to receive their retirement benefit in the form of an annuity (i.e., the 240 monthly payments) rather than the lump sum, provided that such election is made in accordance with the requirements described in their Employment Agreement.

        In addition to the possibility for reduction based on: (1) the vesting schedule, and/or (2) the present value discount for a lump sum payment, an executive's retirement benefit is subject to further discount if paid prior to age 65 (an "Early Retirement"). The discount factor used to determine the Monthly Benefit upon Early Retirement is the yield to maturity of U.S. Treasury Notes, with a maturity date nearest the executive's 65th birthday. Subject to timing requirements as set forth in the executive's Employment Agreement, executives have the option to elect, at least 12 months prior to their Early Retirement, to defer receipt of their retirement benefit, and therefore to receive a larger benefit. The nonqualified supplemental retirement benefit is designed to recognize long-term service with Regis and as a retention tool through the vesting schedule and discounting provisions. The nonqualified supplemental retirement benefit is forfeited upon an executive's termination for cause (as defined in the executive's Employment Agreement).

        Executive Retirement Savings Plan:    Named Executive Officers are eligible to defer some or all of their annual salary and/or bonus into our Executive Retirement Savings Plan, a nonqualified deferred compensation plan. Executives may defer up to 100% of their annual compensation, including bonus. Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Employer contributions under the Executive Retirement Savings Plan for our Named Executive Officers include a 25% match on up to a maximum of $100,000 in deferred compensation and a discretionary annual profit sharing contribution. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company's creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with applicable tax requirements (including without limitation Code Section 409A), executives may elect the distribution date for salary and bonus deferrals. However, employer profit sharing contributions are distributed only upon termination of employment.

 PENSION BENEFITS IN 2010

        The following table sets forth certain information concerning pension benefits for the Named Executive Officers for fiscal 2010:

Name	Age at June 30, 2010	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Paul D. Finkelstein	67	Employment and Deferred Compensation Agreement	24	12,543,244	—
Randy L. Pearce	55	Employment and Deferred Compensation Agreement	27	1,517,157	—
Gordon B. Nelson	59	Employment and Deferred Compensation Agreement	33	1,699,816	—
Mark Kartarik	54	Employment and Deferred Compensation Agreement	28	1,208,380	—
Bruce Johnson	56	Employment and Deferred Compensation Agreement	33	1,110,267	—

(1)
Retirement benefits provided under the applicable employment agreement for each Named Executive Officer as described above under "Summary of Executive Agreements."

(2)
Present value calculated based on the following assumptions: (i) expected retirement age of the later of (A) June 30, 2010 or (B) age 65, which is the earliest time a participant may retire without any benefit reduction due to age, (ii) post-retirement mortality of RP-2000 (IRS Publication 590 in the case of Mr. Finkelstein, in accordance with the terms of Mr. Finkelstein's Employment Agreement with the Company), (iii) cost of living adjustment return of 2.5% (4% in the case of Mr. Finkelstein, in accordance with the terms of his Employment Agreement) and (iv) discount rate of 5.4%.

 NONQUALIFIED DEFERRED COMPENSATION FOR 2010

        The following table sets forth certain information concerning nonqualified deferred compensation under our Executive Retirement Savings Plan for the Named Executive Officers for fiscal 2010:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul D. Finkelstein	100,000	78,078	54,570	0	2,095,953
Randy L. Pearce	105,144	48,097	22,968	(135,251)	462,991
Gordon B. Nelson	120,780	45,713	4,861	(145,874)	487,922
Mark Kartarik	103,319	43,861	(5,458)	(142,818)	522,211
Bruce Johnson	89,915	38,318	218,803	0	1,739,012

(1)
The following amounts of contributions and earnings reflected in the table above have been reported in the current year or prior years' Summary Compensation Tables:

		Current Year Summary Compensation Table
Name	Total Amount Reported in Current or Prior Summary Compensation Tables ($)	Salary ($)	Non-Equity Incentive Plan ($)	Above-Market Earnings ($)	Company Match and Profit-Sharing Contribution in All Other Compensation ($)
Paul D. Finkelstein	2,386,881	100,000	0	0	78,078
Randy L. Pearce	1,273,863	105,144	0	0	48,097
Gordon B. Nelson	1,723,564	0	120,780	0	45,713
Mark Kartarik	716,736	103,319	0	0	43,861
Bruce Johnson	339,636	0	89,915	0	38,318
(2)
The measurement funds available under the Executive Retirement Savings Plan as of June 30, 2010, and their annualized returns as of June 30, 2010, were as follows:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Beacon Large Cap Value Plan	16.41	Fidelity Freedom 2005 Fund	13.10
Fidelity Contrafund	16.42	Fidelity Freedom 2010 Fund	13.33
Fidelity Disciplined Equity Fund	16.30	Fidelity Freedom 2015 Fund	13.60
Spartan US Equity Index Fund-Investor Class	14.37	Fidelity Freedom 2020 Fund	14.65
Turner Midcap Growth Fund	24.76	Fidelity Freedom 2025 Fund	14.42
Fidelity Midcap Value Fund	11.09	Fidelity Freedom 2030 Fund	14.72
Fidelity Freedom 2000 Fund	11.09	Fidelity Freedom 2035 Fund	14.24
Columbia Acorn USA Fund-Class Z	22.76	Fidelity Freedom 2040 Fund	14.40
Wells Fargo Small Cap Value Fund-Class Z	30.61	Fidelity Freedom 2045 Fund	14.45
Fidelity International Discovery Fund	6.50	Fidelity Freedom 2050 Fund	14.30
Spartan International Index Fund-Investor Class	4.73	Pimco Total Return Fund-Administrative Fund	13.03
Spartan Extended Market Index-Investor Class	24.19	Fidelity Money Market Trust Retirement Portfolio	0.13
Regis Corporation Common Stock Fund	15.57	Fidelity Freedom Income Fund	10.86
		Fidelity U.S. Bond Index Fund	9.31

 Potential Payments Upon Termination or Change in Control

        The tables that follow describe potential payments and benefits provided to our Named Executive Officers or their beneficiaries under existing employment agreements, plans and arrangements under various scenarios involving a termination of employment and/or a change in control, and assuming that the event(s) occurred on June 30, 2010. The agreements are described in more detail above under "Post-Employment Compensation—Change in Control Arrangements" and "Summary of Executive Agreements." The following presentation has been keyed to the following events upon which a Named Executive Officer or his beneficiary would be entitled to a payment or benefit:

  •
  voluntary termination or involuntary termination prior to a change in control;

  •
  termination due to death;

  •
  termination due to disability;

  •
  a change in control not involving an employment termination; and

  •
  involuntary termination or voluntary termination after a change in control.

Unless otherwise specified, an "involuntary termination" for these purposes includes a termination by the Named Executive Officer for "good reason," but does not include a termination for "cause." A "voluntary termination" refers to a termination by the Named Executive Officer other than for "good reason." "Cause" for these purposes generally refers to acts by an executive that result in a felony conviction, willful non-performance of material employment duties (other than by reason of physical or mental incapacity), or willfully engaging in fraud or gross misconduct that is materially detrimental to our financial interests. "Good reason" for these purposes generally refers to an adverse change in the nature of an executive's authority, position, duties or responsibilities; a reduction in base salary (and in some cases our failure to continue any compensation or benefit plan in which an executive participates); a material breach by us of the applicable employment agreement; a change of more than 30 miles in the location of an executive's principal place of employment; or our failure to obtain the agreement of any successor to perform our obligations under the applicable employment agreement.

Voluntary Termination Not Related to Change in Control

Name	Medical, Dental & Life Insurance Benefits(1)($)	Enhanced/ Accelerated Retirement Benefits(2)($)
Randy L. Pearce	N/A	1,594,134
Gordon B. Nelson	N/A	1,737,741
Mark Kartarik	N/A	1,141,597
Bruce Johnson	N/A	953,876

(1)
For Randy Pearce, represents a lump sum cash payment of $120,000 in substitution for a previous arrangement to cover the cost of life insurance premiums and related tax gross-ups for a ten-year period. As of June 30, 2010, this obligation has been satisfied.

(2)
Each amount represents the present value of a hypothetical annuity of 240 monthly payments (the Monthly Benefit described above under the section titled "Retirement Plans and Arrangements"), calculated using a 3.91% rate of interest, which is equal to the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2010. Mr. Finkelstein is entitled to retirement payments upon voluntary termination. This payment is described in the section titled "Pension Benefits in 2010" and is not listed again here.

Involuntary Termination Not Related to Change in Control

Name	Pro-Rata Bonus(1) ($)	Severance(2) ($)	Accelerated Vesting of Equity Awards(3) ($)	Medical, Dental & Life Insurance Benefits(4) ($)	Enhanced/ Accelerated Retirement Benefits(5) ($)
Paul D. Finkelstein	825,000	4,492,922	3,741,751	1,146,998	—
Randy L. Pearce	285,000	1,837,958	1,437,967	107,962	1,594,134
Gordon B. Nelson	N/A	N/A	N/A	N/A	1,737,741
Mark Kartarik	N/A	N/A	N/A	N/A	1,141,597
Bruce Johnson	N/A	N/A	N/A	N/A	953,876

(1)
Pro rated bonus based on the number of days the executive was employed during the fiscal year in which termination occurred. Bonus amount pro rated is the executive's largest annual bonus received during the three full fiscal years prior to the fiscal year during which termination occurred. For presentation purposes, a full year amount is shown because termination is assumed to have occurred on the last day of the fiscal year.

(2)
For Messrs. Finkelstein and Pearce, the amount represents a lump sum payment equal to the sum of: (1) the executive's annual base salary at termination and (2) the largest annual bonus received during the three full fiscal years prior to the fiscal year in which termination occurred, multiplied by the number of full and partial years remaining in the term of the executive's employment agreement (but not less than two years nor more than three years in the case of Mr. Finkelstein, or more than two years in the case of Mr. Pearce). At June 30, 2010, the multiplier is two years for Mr. Finkelstein and 1.833 or 22 months for Mr. Pearce.

(3)
Amounts represent the intrinsic value of option, SAR and restricted stock awards as of June 30, 2010 for which the vesting would be accelerated. The value entered for options and SARs is based on the difference between $15.57, the closing price of our Common Stock on June 30, 2010, the last trading day of the fiscal year, on the NYSE, and the option or SAR exercise price. The value entered for restricted stock is the number of shares for which vesting was accelerated multiplied by $15.57.

(4)
Represents medical, dental and life insurance coverage benefits outlined in the table below:

Benefit	Finkelstein($)	Pearce($)
Medical insurance coverage(a)	239,296	102,764
Dental insurance coverage(b)	10,036	5,198
Life insurance coverage(c)	897,666	0
Total	1,146,998	107,962

  (a)
  Represents the present value of the estimated annual medical premiums for Mr. Finkelstein and his spouse for their lives. For Mr. Pearce, the amount represents the present value of the estimated annual medical premiums for him and his spouse through the age of 65.

  (b)
  Represents the present value of the estimated annual dental premiums for Mr. Finkelstein and his spouse for their lives. For Mr. Pearce, the amount represents the present value of the estimated annual dental premiums for him and his spouse through the age of 65.

  (c)
  For Mr. Finkelstein, amount represents a lump sum cash payment sufficient to make annual payments of (i) $100,000 for reimbursement of life insurance premiums through February 2015, plus (ii) a tax gross-up amount to cover federal and state income taxes on the amount reimbursed. For Mr. Pearce, the amount represents a lump sum cash payment of $120,000 in substitution for a previous arrangement to cover the cost of life insurance premiums and related tax gross-ups for a ten-year period. As of June 30, 2010, this obligation has been satisfied.

(5)
Mr. Finkelstein is entitled to retirement payments upon involuntary termination, which are described in the section titled "Pension Benefits in 2010." Those benefits are not listed again here. For Messrs. Pearce, Nelson, Kartarik, and Johnson, the amounts represent a lump sum cash payment equal to the present value of a hypothetical annuity of 240 monthly payments (the Monthly Benefit described in the section titled "Retirement Plans and Arrangements") calculated using a 3.91% rate of interest, which is equal to the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2010.

Termination Due to Death

Name	Pro-Rata Bonus(1)($)	Accelerated Vesting of Equity Awards(2)($)	Medical, Dental & Life Insurance Benefits(3)($)	Survivor Benefit(4)($)
Paul D. Finkelstein	825,000	3,741,751	249,331	9,924,168
Randy L. Pearce	285,000	1,437,967	107,962	2,144,622
Gordon B. Nelson	N/A	447,061	N/A	2,009,005
Mark Kartarik	N/A	442,250	N/A	1,629,687
Bruce Johnson	NA	442,250	NA	1,245,763

(1)
Pro rated bonus based on the number of days the executive was employed during the fiscal year in which termination occurred. Bonus amount pro rated is the executive's largest annual bonus received during the three full fiscal years prior to the fiscal year during which termination occurred. For presentation purposes, a full year amount is shown because termination is assumed to have occurred on the last day of the fiscal year.

(2)
Amounts represent the intrinsic value of SAR, option and restricted stock awards as of June 30, 2010 for which the vesting was accelerated. The value entered for options and SARs is based on the difference between $15.57, the closing price of the Company's Common Stock on June 30, 2010 on the NYSE, and the option or SAR exercise price. The value entered for restricted stock is the number of shares for which vesting was accelerated multiplied by $15.57.

(3)
Represents medical and dental benefits outlined in the table below:

Benefit	Mr. Finkelstein($)	Mr. Pearce($)
Medical insurance coverage(a)	239,296	102,764
Dental insurance coverage(b)	10,036	5,198
Total	249,331	107,962

  (a)
  Represents the present value of the estimated annual medical premiums for Mr. Finkelstein and his spouse for their lives. For Mr. Pearce, the amount represents the present value of the estimated annual medical premiums for him and his spouse through the age of 65.

  (b)
  Represents the present value of the estimated annual dental premiums for Mr. Finkelstein and his spouse for their lives. For Mr. Pearce, the amount represents the present value of the estimated annual dental premiums for him and his spouse through the age of 65.

(4)
For Mr. Finkelstein, if his former spouse survives him, she will receive for the remainder of her life a monthly benefit equal to one-half the adjusted monthly retirement payable to Mr. Finkelstein. As described above under the "Employment Agreement with Mr. Finkelstein" section, the remaining fifty percent of Mr. Finkelstein's retirement benefit will be paid in a lump sum to his current spouse or other designated beneficiary if Mr. Finkelstein dies while still employed with the Company.

        The amount shown for Mr. Finkelstein represents the present value of the sum of (i) the monthly benefit payment to his former spouse (payment period based on the Single Life Expectancy in IRS Publication 590 of his former spouse), and (ii) the lump sum retirement benefit paid to his designated beneficiary (based on the Joint Life and Last Survivor Expectancy in IRS Publication 590 of Mr. Finkelstein and his former spouse). For each of Messrs. Pearce, Nelson, Kartarik and Johnson, the amount shown represents the present value of a hypothetical annuity of the monthly retirement benefit payable to his beneficiary for 240 months calculated using a 3.91% rate of interest, which is equal to the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2010.

Termination Due to Disability

Name	Pro Rata Bonus (1)($)	Accelerated Vesting of Equity Awards (2)($)	Medical, Dental & Life Insurance Benefits (3)($)	Enhanced/Accelerated Retirement Benefits (4)($)
Paul D. Finkelstein	825,000	3,741,751	1,146,998	—
Randy L. Pearce	285,000	1,437,967	107,962	2,192,142
Gordon B. Nelson	N/A	447,061	N/A	2,074,820
Mark Kartarik	N/A	442,250	N/A	1,645,645
Bruce Johnson	N/A	442,250	N/A	1,279,049

(1)
Pro rated bonus based on the number of days the executive was employed during the fiscal year in which termination occurred. Bonus amount pro rated is the executive's largest annual bonus received during the three full fiscal years prior to the fiscal year during which termination occurred. For presentation purposes, a full year amount is shown because termination is assumed to have occurred on the last day of the fiscal year.

(2)
Amounts represent the intrinsic value of SAR, option and restricted stock awards as of June 30, 2010 for which the vesting was accelerated. The value entered for options and SARs is based on the difference between $15.57, the closing price of our Common Stock on June 30, 2010 on the NYSE, and the option or SAR exercise price. The value entered for restricted stock is the number of shares for which vesting was accelerated multiplied by $15.57.

(3)
Represents medical, dental and life insurance coverage benefits outlined in the table below:

Benefit	Mr. Finkelstein($)	Mr. Pearce($)
Medical insurance coverage(a)	239,296	102,764
Dental insurance coverage(b)	10,036	5,198
Life insurance coverage(c)	897,666	0
Total	1,146,998	107,962

  (a)
  Represents the present value of the estimated annual medical premiums for Mr. Finkelstein and his spouse for their lives. For Mr. Pearce, the amount represents the present value of the estimated annual medical premiums for him and his spouse through the age of 65.

  (b)
  Represents the present value of the estimated annual dental premiums for Mr. Finkelstein and his spouse for their lives. For Mr. Pearce, the amount represents the present value of the estimated annual dental premiums for him and his spouse through the age of 65.

  (c)
  For Mr. Finkelstein, the amount represents a lump sum cash payment sufficient to make annual payments of (i) $100,000 for reimbursement of life insurance premiums through February 2015, plus (ii) a tax gross-up amount to cover federal and state income taxes on the amount reimbursed. For Mr. Pearce, the amount represents the lump sum cash payment of

    $120,000 in substitution for a previous arrangement to cover the cost of life insurance premiums and related tax gross-ups for a ten-year period. As of June 30, 2010, this obligation has been satisfied.

(4)
For each of Messrs. Pearce, Nelson, Kartarik and Johnson, the amount shown represents the lump sum cash payment equal to the sum of (i) the present value of the monthly retirement benefit payable commencing six months after the period of disability begins and continuing until the executive attains age 65 (assuming that the executive does not die before reaching age 65); plus (ii) the present value of a hypothetical annuity of 240 month payments commencing at age 65 (the Monthly Benefit described in the section titled "Retirement Plans and Arrangements") calculated using a 3.91% rate of interest, which is equal to the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2010. Because Mr. Finkelstein is retirement eligible, his retirement benefits in the event of disability are the same as the adjusted retirement benefits described above under "Pension Benefits."

Change in Control

Name	Additional Equity Award(1) ($)	Accelerated Vesting of Existing Equity Awards(2) ($)	Life Insurance Benefits(3) ($)	Tax Gross-Up(4) ($)
Paul D. Finkelstein	4,671,000	3,741,751	897,666	0
Randy L. Pearce	778,500	1,437,967	N/A	0
Gordon B. Nelson	622,800	447,061	N/A	0
Mark Kartarik	622,800	442,250	N/A	0
Bruce Johnson	622,800	442,250	N/A	0

(1)
Amounts represent the intrinsic value of unrestricted stock awards granted as of June 30, 2010, determined by multiplying the number of shares granted by $15.57, the closing price of our Common Stock on June 30, 2010 on the NYSE. The number of shares to be awarded pursuant to the respective employment agreements is 300,000 shares for Mr. Finkelstein; 50,000 shares for Mr. Pearce and 40,000 shares for each of Messrs. Nelson, Kartarik and Johnson.

(2)
Amounts represent the intrinsic value of SAR, option and restricted stock awards as of June 30, 2010 for which the vesting was accelerated. The values entered for options and SARs are based on the difference between $15.57, the closing price of our Common Stock on June 30, 2010 on the NYSE, and the option or SAR exercise price. The value entered for restricted stock is the number of shares for which vesting was accelerated multiplied by $15.57.

(3)
For Mr. Finkelstein, the amount represents the amount of a lump sum cash payment sufficient to make annual payments of (i) $100,000 for reimbursement of life insurance premiums through February 2015, plus (ii) a tax gross-up amount to cover federal and state income taxes on the amount reimbursed. For Mr. Pearce, the amount represents a lump sum cash payment of $120,000 in substitution for a previous arrangement to cover the cost of life insurance premiums and related tax gross-ups for a ten-year period. As of June 30, 2010, this obligation has been satisfied.

(4)
Represents amounts payable by us to reimburse the Named Executive Officers for the amount of any excise taxes payable under Code Section 4999 ("Code Section 4999") with respect to payments and benefits disclosed in this table. If a termination were to occur after or in connection with a change in control, additional payments and benefits would be provided as described in the two following tables, and the tax gross-up calculations described below would apply. The gross-up amounts assume a 35% federal tax rate, 7.85% state tax rate and 1.45% payroll tax rate.

Involuntary Termination After Change in Control

        As disclosed in the immediately preceding table, certain payments and benefits would be made available to the Named Executive Officers regardless of whether a termination of employment also occurs. This table and the table that follows it (the "Voluntary Termination After Change in Control" table) describe additional payments and benefits that would be provided under certain circumstances if a Named Executive Officer's employment terminates after (generally within two years) a change in control. For presentation purposes, such a termination of employment is deemed to occur on June 30, 2010, concurrently with the change in control. The tax gross-up amounts disclosed in each of the two tables that follow reflect calculations that include payments and benefits provided under the immediately preceding table (regardless of whether there is a termination of employment in connection with the change in control) and those provided under the applicable table that follows. As such, the tax gross-up amounts in each of the following two tables are not additive to the tax gross-up amounts shown in the immediately preceding table.

Name	Severance(1) ($)	Pro Rata Bonus(2) ($)	Accelerated Vesting of Existing Equity Awards(3) ($)	Medical, Dental & Life Insurance Benefits(4) ($)	Enhanced/Accelerated Retirement Benefits(5) ($)	Tax Gross-Up(6) ($)
Paul D. Finkelstein	4,492,922	825,000	3,741,751	249,331	23,631,123	16,069,144
Randy L. Pearce	1,837,958	285,000	1,437,967	107,962	4,618,466	3,318,799
Gordon B. Nelson	2,483,802	N/A	N/A	N/A	4,326,413	2,925,814
Mark Kartarik	2,318,478	N/A	N/A	N/A	3,509,547	2,704,745
Bruce Johnson	1,879,056	N/A	NA	N/A	2,682,763	2,136,587

(1)
For Messrs. Finkelstein and Pearce, amount shown is a lump sum payment equal to the sum of the executive's annual base salary and largest annual bonus received during the three full fiscal years prior to the fiscal year in which termination occurred, multiplied by the number of full and partial years remaining in the term of the executive's employment agreement (but not less than two years nor more than three years in the case of Mr. Finkelstein, or more than two years in the case of Mr. Pearce). At June 30, 2010, the multiplier is two years for Mr. Finkelstein and 1.833 or 22 months for Mr. Pearce. For Messrs. Nelson, Kartarik and Johnson, amount shown is a lump sum payment equal to three times the sum of the executive's annual base salary and largest annual bonus received during the 36 months immediately preceding the change in control.

(2)
Pro rated based on the number of days the executive was employed during the fiscal year in which termination occurred. Bonus amount pro rated is the executive's largest annual bonus received during the three full fiscal years prior to the fiscal year during which termination occurred. For presentation purposes, a full year amount is shown because termination is assumed to have occurred on the last day of the fiscal year.

(3)
All stock option, SAR and restricted stock awards vest in full upon a change in control, and value to each Named Executive Officer of such accelerated vesting is disclosed in the immediately preceding table. The employment agreements for Messrs. Finkelstein and Pearce each provide that if his employment is terminated by us or our successor for any reason or by the executive for good reason within two years of a change in control (or after a change in control during the remaining term of the executive's employment agreement), all option, SAR, restricted stock and restricted stock unit awards then outstanding will immediately vest in full. Under such circumstances, awards that had not yet been granted when the change in control occurred could also be accelerated for these two individuals.

(4)
For Messrs. Nelson, Kartarik, and Johnson, the amount represents the amount of a lump sum cash payment sufficient to make annual payments of $65,000 for payment of life insurance, plus (ii) a tax-gross-up amount to cover federal and state income taxes on the amount reimbursed. As disclosed in note (3) to the immediately preceding table, the value of certain life insurance premium benefits available to Messrs. Finkelstein and Pearce would be accelerated upon a change in control, and are not repeated here. For Messrs. Finkelstein and Pearce, the amount represents medical and dental benefits outlined in the table below.

Benefit	Mr. Finkelstein ($)	Mr. Pearce ($)
Medical insurance coverage(a)	239,296	102,764
Dental insurance coverage(b)	10,036	5,198
Total	249,331	107,962

  (a)
  Represents the present value of the estimated annual medical premiums for Mr. Finkelstein and his spouse for their lives. For Mr. Pearce, the amount represents the present value of the estimated annual medical premiums for him and his spouse through the age of 65.

  (b)
  Represents the present value of the estimated annual dental premiums for Mr. Finkelstein and his spouse for their lives. For Mr. Pearce, the amount represents the present value of the estimated annual dental premiums for him and his spouse through the age of 65.

(5)
For Mr. Finkelstein, who is retirement eligible, the amount represents the amount of a lump sum cash payment equal to his full Monthly Benefit (without any reduction for discounting or vesting and assuming annual 4% increases in the amount of that benefit) multiplied by the greater of (i) 240 or (ii) the joint life expectancy in months of Mr. Finkelstein and his former spouse as determined in the table of Joint Life and Last Survivorship Expectancy in IRS Publication 590. Any payments that continue beyond 240 months are reduced to 50% of the full Monthly Benefit. For Mr. Pearce, involuntary termination at any time after a change in control results in the immediate payment of a lump sum cash payment of his full retirement benefit (i.e., his Monthly Benefit multiplied by 240), without any reduction for vesting or discounting. For Messrs. Pearce, Nelson, Kartarik and Johnson, the amount represents a lump sum cash payment equal to his full Monthly Benefit multiplied by 240, without present value discount and with full vesting granted.

(6)
Represents amounts payable by us to reimburse the Named Executive Officers for the amount of any excise taxes payable under Code Section 4999 in connection with the payments and benefits summarized in this table and the immediately preceding table. The gross-up amounts assume a 35% federal tax rate, 7.85% state tax rate and 1.45% payroll tax rate.

Voluntary Termination After Change in Control

Name	Enhanced/Accelerated Retirement Benefits(1) ($)	Tax Gross-Ups(2) ($)
Paul D. Finkelstein	23,631,123	12,950,234
Randy L. Pearce	4,618,466	2,068,984
Gordon B. Nelson	4,326,413	1,870,463
Mark Kartarik	3,509,547	1,405,878
Bruce Johnson	2,682,763	0

(1)
For Mr. Finkelstein, who is retirement eligible, the amount shown represents the amount of a lump sum cash payment equal to his full Monthly Benefit (without any reduction for discounting and assuming annual 4% increases in the amount of that benefit) multiplied by the greater of

  (i) 240 or (ii) the joint life expectancy in months of Mr. Finkelstein and his former spouse as determined in the table of Joint Life and Last Survivorship Expectancy in IRS Publication 590. Any payments that continue beyond 240 months are reduced to 50% of the full Monthly Benefit. For Messrs. Pearce, Nelson, Kartarik and Johnson, the amount represents a lump sum cash payment equal to his full Monthly Benefit multiplied by 240, without present value discount and with full vesting granted.

(2)
Represents amounts payable by us to reimburse the Named Executive Officers for the amount of any excise taxes payable under Code Section 4999 in connection with the payments and benefits summarized in this table and previous table entitled "Change in Control with No Employment Termination." The gross-up amounts assume a 35% federal tax rate, 7.85% state tax rate and 1.45% payroll tax rate.

 2010 Director Compensation Table

        Compensation of our directors is reviewed and determined by the Board on an annual basis, with consideration given to industry comparisons of directors' compensation. A portion of director compensation will be linked to our stock performance in the form of stock options, SARs and restricted stock. Employee directors do not receive any cash or other compensation for their services as directors. The cash compensation for non-employee directors who serve during only a portion of a fiscal year is prorated.

        The cash compensation for the fiscal year ended June 30, 2010, for each of our non-employee directors consisted of:

  •
  an annual retainer of $75,000 for service as a director, plus expenses; and

  •
  an annual retainer of $10,000 for serving as chairman of the Audit Committee.

        In addition, we granted the following to each director:

  •
  7,000 shares of restricted stock, which vest ratably over 5 years.

        The following table shows, for each of the non-employee directors, information concerning annual and long-term compensation earned for services in all capacities during the fiscal year ended June 30, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	All Other Compensation ($)(3)	Total ($)
Rolf F. Bjelland	$85,000	133,840	35,350	4,062	258,252
Thomas L. Gregory	$75,000	133,840	35,350	4,062	248,252
Van Zandt Hawn	$75,000	133,840	35,350	4,062	248,252
Susan S. Hoyt	$75,000	133,840	35,350	4,062	248,252
David B. Kunin	$75,000	133,840	35,350	4,062	248,252
Stephen Watson	$75,000	133,840	35,350	2,132	246,322

(1)
Values expressed represent the aggregate grant date fair value of stock awards granted during fiscal 2010, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 15 to our consolidated financial statements for the fiscal year ended June 30, 2010 for a description of the assumptions used in calculating these amounts.

The following table shows, for each of our non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2010:

Name	Aggregate Stock Awards Outstanding as of 06/30/10 (#)	Aggregate Option Awards Outstanding as of 06/30/10 (#)
Rolf F. Bjelland	13,147	12,250
Thomas L. Gregory	13,147	15,250
Van Zandt Hawn	13,147	42,250
Susan S. Hoyt	13,147	12,250
David B. Kunin	13,147	13,250
Stephen Watson	12,273	7,000
(2)
In connection with Mr. Gregory's retirement from the Board at the end of his term on the date of the 2010 annual meeting of shareholders, the Board has approved the accelerated vesting of Mr. Gregory's unvested restricted stock awards (13,147 shares), with vesting to occur on the date of this year's annual meeting, October 28, 2010. The Board's decision to accelerate the vesting was based on Mr. Gregory's long period of service, exceptional commitment and many contributions to the Company. The acceleration of vesting of Mr. Gregory's restricted stock awards will result in compensation to Mr. Gregory during fiscal 2011, which will be reflected in the Director Compensation Table for our year ending June 30, 2011.

(3)
Represents dividends paid on restricted stock awards.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our common stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by security holders(1)	2,304,921	$28.97	1,657,661	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	2,304,921	$28.97	1,657,661

(1)
Includes stock options granted under the Regis Corporation 2000 Stock Option Plan and 1991 Stock Option Plan as well as shares granted through stock appreciation rights and restricted stock units under the 2004 Long Term Incentive Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 15 to the Consolidated Financial Statements.

(2)
The Company's 2004 Long Term Incentive Plan (Long Term Plan) provides for the issuance of a maximum of 2,500,000 shares of the Company's common stock through stock options, stock appreciation rights, restricted stock, or restricted stock units. As of June 30, 2010, 931,348 unvested restricted stock shares were outstanding under the Long Term Plan, which are not reflected in this table. However, the remaining 11,739 common shares available for grant under the Long Term Plan (which are available for grant as restricted stock shares or units, as well as stock options or stock appreciation rights) are included in the number of securities remaining available for future issuance under equity compensation plans as disclosed in this table. As of June 30, 2010, there were also 4,068, 1,332,659 and 309,195 common shares available for issuance under the 2000 Stock Option Plan, the Stock Purchase Plan, and the Regis Corporation Franchise Contributory Stock Purchase Plan, respectively.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC's regulations to furnish us with copies of all such reports.

        To our knowledge, based solely on a review of copies of reports filed with the SEC during the fiscal year ended June 30, 2010, all applicable Section 16(a) filing requirements were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Curtis Squire, Inc. ("CSI"), a Kunin family investment company, a majority of whose voting stock is owned by Myron Kunin, our former Vice Chairman and former member of our Board of Directors, rents certain artworks to us in return for which we compensate certain of our employees who devote time to CSI business and we furnish office space and equipment for use by CSI. The parties have agreed that the reasonable value of this arrangement to each party is $250,000 per year. Other reportable transactions in which we participated in fiscal year 2010 include the following: We paid $371,456 to Beautopia, LLC, which is owned by CSI and David Kunin, a member of our Board of Directors, for hair care products purchased in the ordinary course of business. We paid Timothy Kunin, a son of Myron Kunin and a brother of David Kunin, $265,184 for subscriptions to magazines for our salons. We have verified that the cost of these subscriptions is competitive with that charged by other subscription services. We have purchased from the Northwestern Mutual Life Insurance Company certain life and disability insurance policies on the lives of certain of our employees and officers. We paid aggregate premiums of $3,364,841 for these insurance policies. Michael Finkelstein, a son of Paul Finkelstein, our Chairman and Chief Executive Officer, is a registered insurance agent and received commissions of $258,086 related to these insurance policies paid for by us. We have determined that the amounts paid for these insurance policies are competitive with amounts that would be paid for similar products from other companies.

        Pursuant to the terms of the Audit Committee Charter, the Audit Committee is required to review and approve related party transactions with our General Counsel; however, we have not adopted formal policies or procedures for this review and approval process. Accordingly, while the Audit Committee reviewed and approved each of the transactions described above, no particular policies or procedures were followed in connection with such review and approval.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of August 31, 2010, the ownership of our Common Stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director, by each executive officer and former executive officer identified in the Summary Compensation Table, and by all current executive officers and directors as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class
FMR LLC(2)	6,249,472	10.9%
BlackRock, Inc.(3)	4,371,759	7.6%
Robeco Investment Management, Inc.(4)	3,642,604	6.3%
Paul D. Finkelstein	227,359	*
Rolf F. Bjelland	42,061	*
Joseph L. Conner	7,000	*
Thomas L. Gregory	18,360	*
Van Zandt Hawn	32,291	*
Susan S. Hoyt	18,111	*
David B. Kunin	26,715	*
Stephen E. Watson	12,000	*
Randy L. Pearce	106,556	*
Gordon B. Nelson	47,653	*
Mark Kartarik	40,241	*
Bruce Johnson	37,958	*
All executive officers and directors as a group (fourteen persons)	759,549	1.3%

*
less than 1%

(1)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days: 3,000 shares by Mr. Gregory; 30,000 shares by Mr. Hawn; 1,000 shares by Mr. Kunin; and 34,000 shares by all executive officers and directors as a group. Excludes SARs because the exercise prices for exercisable awards exceeded the fair market value on August 31, 2010.

(2)
Based on information in a Schedule 13G/A filed by FMR LLC on February 16, 2010. FMR LLC reported sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 6,249,472 shares and shared dispositive power over 0 shares. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company a wholly owned subsidiary of FMR LLC, is the beneficial owner of all shares as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson, the Chairman of FMR LLC, and FMR LLC each have the sole power to dispose of 6,249,472 of the shares.

(3)
Based on information in a Schedule 13G filed by BlackRock, Inc. on January 29, 2010. BlackRock, Inc. reported sole voting power over 4,371,759 shares, shared voting power over 0 shares, sole dispositive power over 4,371,759 shares and shared dispositive power over 0 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. is a parent holding company and holds the sole power to vote or dispose of shares held by its subsidiaries BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited,

  BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc. BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., and BlackRock International Ltd (collectively, the "BlackRock Subsidiaries"). None of the BlackRock Subsidiaries own more than 5% of our outstanding shares of common stock.

(4)
Based on information in a Schedule 13G filed by Robeco Investment Management, Inc. ("Robeco") on February 12, 2010. Robeco reported sole voting power over 2,056,097 shares, shared voting power over 41,335 shares, sole dispositive power over 3,642,604 shares and shared dispositive power over 0 shares. The address for Robeco is 909 Third Ave., New York, NY 10022. Robeco is the beneficial owner of all shares as a result of acting as an investment adviser.

 ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, certified public accountants and independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending June 30, 2010. Although not required, the Board wishes to submit the selection of PricewaterhouseCoopers LLP for shareholders' ratification at the annual meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

        Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

Audit Fees

        Aggregate audit fees billed for professional services rendered by PricewaterhouseCoopers LLP were $2,041,184 for the year ended June 30, 2010, and $1,956,593 for the year ended June 30, 2009. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements as of and for the years ended June 30, 2010 and 2009, limited reviews of our unaudited condensed consolidated interim financial statements, statutory audits of certain of our subsidiaries, and accounting consultations required to perform an audit in accordance with generally accepted auditing standards.

Audit-Related Fees

        Aggregate audit-related fees billed for professional services rendered by PricewaterhouseCoopers LLP were $223,050 for the year ended June 30, 2010 and $452,972 for the year ended June 30, 2009. The audit related fees as of the years ended June 30, 2010 and 2009, were for assurance and related services related to employee benefit plan and advertising funds audits, financial due diligence related to mergers and acquisitions and discussions concerning financial accounting and reporting standards. Audit-related fees for the year ended June 30, 2009 include consulting services rendered for the disposition of the Company's Trade Secret salon concept.

Tax Fees

        Aggregate income tax compliance and related services fees billed for professional services rendered by PricewaterhouseCoopers LLP were $1,369,063 for the year ended June 30, 2010 and $1,258,022 for the year ended June 30, 2009. The tax fees for the years ended June 30, 2010 and 2009 were for tax compliance, consulting and planning-related professional services.

All Other Fees

        In addition to the fees described above, aggregate fees of $1,500 and $1,500 were billed by PricewaterhouseCoopers LLP during the years ended June 30, 2010 and 2009, respectively, for fees related to a research tool that we access through PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP to perform auditing services for the current fiscal year ending June 30, 2010, based upon an engagement letter submitted by PricewaterhouseCoopers. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the professional services provided by PricewaterhouseCoopers LLP during the years ended June 30, 2010, and June 30, 2009, were approved or pre-approved in accordance with policies of our Audit Committee.

 AUDIT COMMITTEE REPORT

        The Audit Committee reports to and assists the Board in providing oversight of the financial management, independent auditors and financial reporting procedures of Regis. Each member of the Audit Committee is "independent" within the meaning of applicable NYSE listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.

        Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the financial statements and our system of internal controls over financial reporting and expressing opinions thereon.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board (PCAOB).

        In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2010, for filing with the SEC. The Committee also has recommended to the Board the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Rolf F. Bjelland, Chair Van Zandt Hawn Thomas L. Gregory Stephen Watson Members of the Audit Committee

 ITEM 3
AMENDMENT TO REGIS CORPORATION 2004
LONG TERM INCENTIVE PLAN

Introduction

        On August 25, 2010, the Board, upon recommendation of the compensation committee of the Board, approved the amendment of the Long Term Plan to increase the number of shares of common stock authorized for issuance thereunder from 2,500,000 to 6,750,000 shares, subject to shareholder approval, and to make certain other changes described below, as well as approve the performance measures available under the Long Term Plan.

        When the Long Term Plan was initially adopted in 2004, a total of 2,500,000 shares were reserved for issuance thereunder. As of August 31, 2010, a total of 20,002 shares remain available for grant.

        The Long Term Plan was amended and restated by the Board in December 2008 in order to make certain changes to comply with Section 409A of the Internal Revenue Code of 1986. Those changes included, among others, revisions to the definitions of "Change in Control," "Fair Market Value," and "Termination of Employment".

        The proposed amendment will increase the aggregate number of shares of common stock authorized for issuance under the Long Term Plan from 2,500,000 to 6,750,000. This increase is proposed to provide sufficient shares of common stock so we can offer new award grants to attract, retain and motivate qualified talent and continue to align the interests of our management and employees with the interests of our shareholders.

        As described in more detail in the summary below, additional changes contained in the proposed amended and restated plan, which do not require shareholder approval, include:

  •
  indemnification by the Company of each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Long Term Plan by the Company, from any loss resulting from any action taken or failure to act, made in good faith, under the Long Term Plan;

  •
  awards granted under the plan in substitution for awards previously granted in connection with a merger, consolidation or acquisition are not charged against the number of shares available for grant as Awards under the Plan; and

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  addition of a provision that allows the Committee to cash-out stock options and SARs in the event of a fundamental change involving the Company, as defined in the Long Term Plan, which includes a merger or sale of the Company.

        In addition, we intend for certain awards under the Long Term Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code. Under Section 162(m), a publicly held corporation is generally not entitled to a federal income tax deduction with respect to any taxable year for compensation in excess of $1 million paid to its chief executive officer or any other employee whose compensation is required to be reported in the proxy statement by reason of being among the four highest paid executive officers in office at the end of the year. Qualifying performance-based compensation is not subject to this deduction limitation. To qualify for the performance-based exception under Section 162(m), compensation must be paid under a plan the material terms of which, including the general performance criteria used as the bases for determining awards, have been approved by shareholders, and the plan must meet other requirements set forth in regulations under Section 162(m). Under Section 162(m), the general performance criteria and other material plan terms must be disclosed and approved by shareholders every five years. The Long Term Plan has not been approved by shareholders in the last five years, and thus we are seeking shareholder approval of the performance criteria that can be used for performance-based awards, which are described below.

Why We Believe You Should Vote for this Amendment

        Our board of directors believes that equity-based incentives are an important part of total compensation for our executives as well as for certain other senior and management-level employees. We believe that shareholders should approve the requested share increase for the following reasons:

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  Compensation Philosophy.  As described in our Compensation Discussion and Analysis, our compensation programs are intended to work together to reward our executive officers for achieving the pre-established business goals set by the Board, to induce their commitment and continued service with the Company, and to align their interests with those of our shareholders through equity compensation and stock ownership requirements. We believe that equity compensation is one of the most effective tools to achieve these goals, and consistent with our goals for the future, we believe that equity-based incentives will continue to play an important role in our ability to incentivize our executives and other employees.

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  Plan Provisions Designed to Serve Shareholders' Interests and Promote Effective Corporate Governance. The Long Term Plan, which is summarized in more detail below, includes several provisions that are designed to serve the interests of our shareholders and promote effective corporate governance, including:

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  The Long Term Plan is administered by our independent Compensation Committee.

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  The Long Term Plan generally prohibits re-pricing of stock options or stock appreciation rights.

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  We cannot issue stock options or stock appreciation rights at an exercise price that is less than the fair market value of our common stock on the date of grant.

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  The Long Term Plan generally provides for the forfeiture of outstanding awards if the Committee determines that the employee has engaged in certain misconduct that is materially detrimental to the interests of the Company.

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  We cannot grant awards under the Long Term Plan after May 26, 2014.

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  We cannot materially modify the Long Term Plan without prior shareholder approval, which includes amendments that would increase the number of shares of our Common Stock available, increase the award limits under the Long Term Plan, permit awards of options at a price less than fair market value, permit of options or SARs, or expand the class of persons eligible to receive awards under the Long Term Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the NYSE or any other securities exchange applicable to us.

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  Historical Share Usage.  This is the first time we have sought to add shares to the Long Term Plan since its original adoption in 2004, demonstrating our efficient use of equity awards to employees and non-employee directors. We have also periodically repurchased shares of our Common Stock in the open market to offset the dilutive effect of equity grants under the Long Term Plan.

        The following is a summary of the material terms of the Long Term Plan, as proposed to be amended, and is qualified in its entirety by reference to the Long Term Plan. A copy of the Long Term Plan, as proposed to be amended, is attached hereto as Appendix A.

Summary of the Long Term Plan

Administration

        The Compensation Committee will administer the Long Term Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, and other terms and conditions of each award, consistent with the provisions of the Long Term Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the Long Term Plan may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the Long Term Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability of an outstanding award. The Committee has authority to interpret the Long Term Plan, and establish rules and regulations for the administration of the Long Term Plan. The Committee may delegate its authority under the Long Term Plan to members of the Board or executive officers of the Company as it relates to awards to persons not subject to Section 16 of the Securities Exchange Act. In addition, the Board may replace the Committee with a different committee or exercise the powers of the Committee at any time, except with respect to the grant of awards to our executive officers. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Long Term Plan, is indemnified by the Company from any loss resulting from any action taken or failure to act, made in good faith, under the Long Term Plan.

Eligible Participants

        Any employee, officer, director or other individual, who is selected by the Committee, is eligible to receive an award under the Long Term Plan. As of August 31, 2010, approximately 55,000 employees, officers and directors were eligible as a class to be selected by the Committee to receive awards under the Long Term Plan.

Shares Available For Awards

        As of August 31, 2010, the total number of shares of our common stock remaining available for issuance under the Long Term Plan and for issuance as incentive stock options is 20,002 subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization. If this proposal is approved by our shareholders at the annual meeting, we will have an additional 4,250,000 shares available for issuance under the Long Term Plan and for issuance as incentive stock options, subject to adjustment for changes in our capitalization.

        Certain awards under the Long Term Plan are subject to limitations as follows:

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  During any three-consecutive calendar year period, the maximum number of shares of common stock for which Options and SARs, in the aggregate, may be granted to any participant shall not exceed 800,000 shares.

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  For performance unit awards that are intended to be "performance based compensation", no more than $2,000,000 may be granted to any participant during any three-consecutive calendar year period.

        Subject to certain restrictions in Sections 409A and 422(b) of the Internal Revenue Code of 1986, the Committee will adjust the number of shares and share limits described above in the case of any equity restructuring within the meaning of FASB ASC Topic 718 that causes the per share value of shares to change, such as a stock dividend or stock split, to the extent that such awards would not otherwise automatically adjust in the equity restructuring. In the event of any other change in capitalization, which may include a merger, consolidation or any partial or complete liquidation of the Company, or other similar corporate transaction or event that does not constitute an equity restructuring within the meaning of FASB ASC Topic 718, the Committee may make similar adjustments in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Long Term Plan.

        If any shares of our Common Stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the Long Term Plan. In addition, shares used by award recipients as payment of the exercise price of an award or in satisfaction of the tax obligations relating to an award other than an incentive stock option will be available again for award grants. Awards granted under the plan in substitution for awards previously granted in connection with a merger, consolidation or acquisition are not charged against the number of shares available for grant as Awards under the Plan.

Types of Awards and Terms and Conditions

        The Long Term Plan permits the granting of:

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  stock options (incentive stock options, non-qualified stock options);

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  SARs;

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  restricted stock;

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  restricted stock units; and

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  performance units.

        Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Long Term Plan or any other compensation plan. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. Determinations of fair market value under the Long Term Plan will be made by reference to the closing price of the Company's Common Stock on the NYSE. The term of awards of the stock-based portion of the plan will not be longer than 10 years.

        Stock Options.    The holder of an option will be entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. Options shall be exercisable at a rate of 20% of the total number of shares as of the anniversary of the grant date.

        Stock Appreciation Rights.    The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our Common Stock over the grant price of the SAR. SARs shall be exercisable at the rate of 20% as of each anniversary of the grant date.

        Restricted Stock.    The holder of restricted stock will own shares of our Common Stock (including, for example, the right to vote the restricted shares or to receive any dividends with respect to the shares). The Committee also may permit acceleration of the forfeiture period in the case of a participant's death, disability or retirement, or a change in control of the Company. If the participant's employment or service as a director, as applicable, terminates during the forfeiture period for any other reason, unvested restricted stock will be forfeited, unless the Committee determines that it would be in the Company's best interest to waive the remaining restrictions.

        Restricted Stock Unit.    The holder of a restricted stock unit is entitled to receive a share of our Common Stock, or cash in the amount of the fair market value of a share of Common Stock, as of a future date, subject to certain restrictions and to a risk of forfeiture. The Committee also may permit acceleration of the forfeiture period in the case of a participant's death, disability or retirement, or a change in control of the Company. If the participant's employment or service as a director, as applicable, terminates during the forfeiture period for any other reason, unvested restricted stock will be forfeited, unless the Committee determines that it would be in the Company's best interest to waive the remaining restrictions.

        Performance Awards.    Performance awards granted under the Long Term Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Performance awards give participants the right to receive payments in cash, based solely upon the achievement of certain performance goals during a specified performance period. At a minimum the performance period shall be at least one (1) fiscal year in length. The Committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m) of the Code. Performance goals may be based on a number of performance criteria, either alone or in any combination, and on either a business unit level or a consolidated level, including: earnings per share, sales, cash flow, cash flow from operations, operating profit or income, net income, operating margin, net income margin, return on net assets, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBITDA growth, share price performance, on an absolute basis and relative to an index of earnings per share or improvements in the Company's expense levels, and implementation or completion of critical projects.

        Duration, Termination and Amendment.    Unless discontinued or terminated by the Board, the Long Term Plan will expire on May 26, 2014. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Long Term Plan prior to expiration may extend beyond the end of such period through the award's normal expiration date.

        The Board and, pursuant to the delegation of its authority, the Committee may amend, alter or discontinue the Long Term Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our Common Stock available, increase the award limits under the Long Term Plan, permit awards of options at a price less than fair market value, permit of options or SARs, or expand the class of persons eligible to receive awards under the Long Term Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the NYSE or any other securities exchange applicable to us.

        Change in Control; Fundamental Change.    In the event of a change in control, the vesting of stock options and SARs is accelerated, the restrictions on restricted stock and restricted stock units shall lapse and the shares shall be issued and performance units shall be fully distributable. In the event of a fundamental change, such as a dissolution, liquidation, sale of assets, merger or consolidation or statutory share exchange, the Committee has the discretion to provide for substitute awards or cancel outstanding options and SARs in exchange for cash payments to the recipients.

Prohibition on Repricing Awards

        No option or SAR may be amended to reduce its exercise price, and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Long Term Plan.

Transferability of Awards

        Unless otherwise provided by the Committee, awards under the Long Term Plan may only be transferred by will or by the laws of descent and distribution.

Federal Income Tax Consequences

        Grant of Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

        Exercise of Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the fair market value on the exercise date of any shares of our Common Stock received is taxable to the recipient as ordinary income and generally deductible by us.

        Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

        Awards Other than Options and SARs.    As to other awards granted under the Long Term Plan that are payable either in cash or shares of our Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

        Income Tax Deduction.    Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the Long Term Plan are "qualified performance-based compensation" within the meaning of Section 162(m), we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Long Term Plan.

        Application of Section 16.    Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

        Delivery of Shares for Tax Obligation.    Under the Long Term Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.

        Gross-Up for Excise Tax.    In the event any payment or benefit received under the Plan results in a "parachute payment," within the meaning of Section 280G of the Internal Revenue Code, and the participant is required to pay an excise tax in connection therewith, the Company shall pay to the participant a tax "gross-up" payment such that the net benefit received by the participant is equivalent to the benefit the participant would have received had there been no excise tax incurred.

        Upon the recommendation of the compensation committee of the Board, the Board unanimously recommends a vote FOR the amendment of the Long Term Plan.

 ITEM 4
SHAREHOLDER PROPOSAL REGARDING IMPLEMENTATION
OF THE MACBRIDE PRINCIPLES

        The New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Policy Pension Fund, and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System (the "Funds"), beneficial owners of approximately 37,561, 53,693, 11,930, 8,248 and 2,600 shares of Regis common stock, respectively, as of May 12, 2010, have given notice that they intend to present for action at the annual meeting the following resolution:

NORTHERN IRELAND—MACBRIDE PRINCIPLES

Submitted by John C. Liu, Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds & Retirement Systems

WHEREAS, Regis Corporation has a subsidiary in the United Kingdom that operates salons located in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

        1.     Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

        2.     Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

        3.     The banning of provocative religious or political emblems from the workplace.

        4.     All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

        5.     Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

        6.     The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

        7.     The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

        8.     The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

        9.     The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED; Shareholders request the Board of Directors to:

        Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

        We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

        Implementation of the MacBride Principles by Regis Corporation will demonstrate its concern for human rights and equality of opportunity in its international operations.

        Please vote your proxy FOR these concerns.

Statement of the Board of Directors in Opposition to Item 4

        The Board agrees that Regis Corporation benefits by hiring from the widest available talent pool and that an employee's ability to do the job should be the primary consideration in hiring and promotion decisions, which is why Regis Corporation's policy and practice in Northern Ireland and worldwide is to provide equal opportunity employment without regard to race, color, religious belief, gender, age, national origin, citizenship status, marital status, sexual orientation or disability. We make decisions regarding the hiring, promotion and termination of our employees based solely on experience and qualifications and without regard to religious or ethnic background. Our recruiting procedures are focused solely on the experience and qualifications needed to satisfy individual job requirements, and equal opportunity is observed for all employees in training, advancement and termination procedures.

        In addition to our internal equal opportunity policies, our subsidiary in the U.K. which operates a total of 12 salons in Northern Ireland is subject to the Fair Employment and Treatment (Northern Ireland) Order 1998, as amended (the "Fair Employment Act"), and the Code of Practice for the Promotion of Equality of Opportunity promulgated under the Fair Employment Act. The Fair Employment Act makes it unlawful to discriminate on the grounds of religious belief and/or political opinion and requires our subsidiary to monitor its workforce, submit annual returns and regularly review its employment procedures. The Fair Employment Act allows the Equality Commission for Northern Ireland (formerly the Fair Employment Commission) to oversee such regular reviews and provides for the imposition of penalties against employers who are found to have discriminated on the grounds of religious or political beliefs. The MacBride Principles, which date from the mid-1980's, precede this legislation, and the Board believes that the MacBride Principles are no longer appropriate as a result of the legislation.

        We believe our employment policies and procedures in Northern Ireland and worldwide are robust and demonstrate our commitment to making all reasonable efforts to promote equal opportunity and eliminate discrimination in employment. In effect, Regis Corporation's policies, together with the laws referenced above, endorse the same belief in equality of opportunity that is embodied in the MacBride Principles. However, the Board does not believe that it is advisable for Regis Corporation to implement or subscribe to the MacBride Principles as set forth in the proposed resolution. By adopting the MacBride Principles, we would become unnecessarily accountable to different sets of overlapping fair employment guidelines, which would unnecessarily burden us in the conduct of our business particularly as these principles would apply with respect to only 12 out of our 12,728 salons and could lead to confusion, conflicts and unfairness within our workplace. For the foregoing reasons, the Board believes that adoption of this proposal is not in the best interest of Regis Corporation, its shareholders or its employees in Northern Ireland.

The Board UNANIMOUSLY recommends a vote AGAINST the Shareholder Proposal.

 PROPOSALS OF SHAREHOLDERS

        Shareholders who intend to present proposals and director nominees at the 2011 Annual Meeting, and who wish to have such proposals included in our Proxy Statement for the 2011 Annual Meeting, must be certain that such proposals are received by our Corporate Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439, not later than May 17, 2011. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for our 2011 Annual Meeting.

        For any proposal that is not submitted for inclusion in our 2011 Proxy Statement, but is instead sought to be presented directly at the 2011 Annual Meeting, we must receive notice of such proposal not later than July 30, 2011 and not earlier than June 30, 2011, provided that in the event that the date of the 2011 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2010 Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2011 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2011 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Notices of intention to present proposals at our 2011 Annual Meeting should be addressed to our Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

        Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2010, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to Eric A. Bakken, our Secretary, at our address stated herein.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 28, 2010.

        The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

 GENERAL

        The Board knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

        In order that your shares may be represented if you do not plan to attend the meeting, please sign, date and return your proxy promptly. In the event you are able to attend, at your request we will cancel the proxy.

By Order of the Board
Eric A. Bakken Secretary
September 14, 2010

 APPENDIX A

REGIS CORPORATION

AMENDED AND RESTATED 2004 LONG TERM INCENTIVE PLAN

A-i

A-ii

A-iii

 REGIS CORPORATION
AMENDED AND RESTATED 2004 LONG TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

        1.1    Establishment.    The Regis Corporation 2004 Long Term Incentive Plan ("Plan") was established by Regis Corporation ("Company"), effective as of May 26, 2004 (the "Effective Date"), and restated effective as of December 31, 2008 to incorporate and supersede all prior amendments hereto and to make certain changes to comply with Section 409A of the Internal Revenue Code of 1986, and shall be further amended and restated as of the Restatement Effective Date.

        1.2    Purpose.    The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan's approval by the shareholders of the Company.

        1.3    Compliance with 409A.    The Plan is intended to meet the requirements of paragraph (2), (3) and (4) of Code Section 409A(a) to the extent applicable, and the terms and provisions of the Plan should be interpreted and applied in a manner consistent with such requirements, including the regulations and other guidance issued under Code Section 409A.

ARTICLE II

DEFINITIONS

        For purposes of the Plan, the following terms are defined as set forth below:

        2.1   "Affiliate" means any entity that is a subsidiary or a parent corporation, as defined in Section 424(e) of the Code, of the Company or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

        2.2   "Agreement" means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant, and any amendments thereto.

        2.3   "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        2.4   "Beneficiary" means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

        2.5   "Board of Directors" or "Board" means the Board of Directors of the Company.

        2.6   "Cause" means, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written employment agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement. In the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "Cause," then

"Cause" means (1) with respect to Awards granted before the Restatement Effective Date, the Participant's intentional participation in illegal conduct which (i) is materially and directly detrimental to the financial interests of the Company or an Affiliate and (ii) results in the Participant's conviction of a felony and (2) with respect to Awards granted on or after the Restatement Effective Date, (i) (a) a felony conviction under any Federal or state statute which is materially detrimental to the financial interests of the Company, or (b) willful non-performance by the Participant of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the Participant and reasonable opportunity (not less than thirty (30) days) to cease such non-performance; or (ii) the Participant willfully engaging in fraud or gross misconduct which is materially detrimental to the financial interests of the Company.

        2.7   "Change in Control" means:

          (1)   with respect to Awards granted before January 1, 2009, the first to occur of any of the following events:

            (a)   the acquisition by any "person," as that term is used in Sections 13(d) and 14(d) of the Exchange Act of "beneficial ownership," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% or more of the shares of the Company's capital stock;

            (b)   the first day on which less than two-thirds of the total membership of the Board of Directors shall be Continuing Directors (as that term is defined in Article VII of the Company's Articles of Incorporation);

            (c)   the approval by the shareholders of the Company of a merger, share exchange, or consolidation of the Company (a "Transaction"), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or

            (d)   the approval by the shareholders of the Company of a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company; and

          (2)   with respect to Awards granted on or after January 1, 2009, the first to occur of any of the following events:

            (a)   any "person" within the meaning of Section 2(a)(2) of the Securities Act of 1933 and Section 14(d) of the Exchange Act is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of twenty percent (20%) or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), except for an acquisition by an entity resulting from a Business Combination (as defined below) in which clauses (x) and (y) of subparagraph (b) applies;

            (b)   consummation of (i) a merger or consolidation of the Company with or into another entity, (ii) a statutory share exchange or (iii) the acquisition by any person (as defined above) of all or substantially all of the assets of the Company (each, a "Business Combination"), unless immediately following such Business Combination, (x) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the

    Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company's voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company's voting stock immediately prior to such Business Combination and (y) no person (as defined above) beneficially owns, directly or indirectly, twenty percent (20%) or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity), or

            (c)   individuals who constitute the Company's Board of Directors on the Effective Date (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters (75%) of the directors comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

provided, however, that for any payment with respect to any Award under the Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treas. Reg. Section 1.409A-3(i)(5).

        2.8   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

        2.9   "Commission" means the Securities and Exchange Commission or any successor thereto.

        2.10 "Committee" means the committee of the Board responsible for granting Awards under the Plan, which shall be the Compensation Committee of the Board, until such time as the Board may designate a different committee. The Committee shall consist solely of two or more directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 and each of whom is also an "outside director" under Section 162(m) of the Code. In addition, each member of the Committee must be an "independent director" as determined under the corporate governance rules of the New York Stock Exchange, as amended from time to time.

        2.11 "Common Stock" means the shares of the Company's common stock, $0.05 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the common stock of any successor to the Company which is designated for the purpose of the Plan.

        2.12 "Company" means Regis Corporation, a Minnesota corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

        2.13 "Covered Employee" means a Participant who, in the sole judgment of the Committee, may be treated as a "covered employee" within the meaning of Section 162(m) of the Code at the time income is recognized by the Participant in connection with an Award that is intended to qualify for the Performance-Based Exception (as defined below).

        2.14 "Disability" means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

        2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2.16 "Exercise Price" means the price at which the Common Stock may be purchased under an Option or may be obtained under a Stock Appreciation Right.

        2.17 "Fair Market Value" means the value of one share of Common Stock, determined pursuant to the applicable method described below, without regard to whether the Common Stock is restricted or represents a minority interest:

          (1)   if the Common Stock is listed on a securities exchange or quoted on an automated quotation system, the closing price of a share of Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported) or if a closing price was not reported on the grant date, then the arithmetic mean of the high and low prices on that date or on the first preceding trading date, as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the automated quotation system, as the case may be;

          (2)   if the Common Stock is not listed on a national securities exchange or quoted on the automated quotation system, but is actively traded in the over-the counter market, the average of the closing bid and asked prices for a share of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

          (3)   if, on the relevant date, the Common Stock is not publicly traded or reported as described in (1) or (2) above, the value determined by the reasonable application of a reasonable valuation method which is consistent with Treas. Reg. § 1.409A-1(b)(5)(iv), selected in good faith by the Board.

        2.18 "Grant Date" means the date as of which an Award is granted pursuant to the Plan or such later effective date for the Award as specified at the time of grant.

        2.19 "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.20 "Non-Qualified Stock Option" means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

        2.21 "Option Period" means the period during which the Option remains outstanding in accordance with an Agreement and Article VI.

        2.22 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term "Participant" shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term "Termination of Employment" shall mean the Termination of Employment of the Participant.

        2.23 "Performance Unit" shall have the meaning set forth in Section 9.1 hereof.

        2.24 "Plan" means the Regis Corporation 2004 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

        2.25 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a

Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (d) the person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

        2.26 "Restatement Effective Date" means the date on which this Plan, as amended and restated, is approved by the Company's shareholders at the Company's 2010 annual meeting of shareholders.

        2.27 "Restricted Stock" means Common Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

        2.28 "Restricted Stock Unit" means an Award to a Participant under Section 8.1 hereof under which no Common Stock actually is awarded to the Participant on the date of grant. Each Award of a Restricted Stock Unit entitles a Participant to receive a share of Common Stock, or cash in the amount of the Fair Market Value of a share of Common Stock, as of a future date, subject to certain restrictions and to a risk of forfeiture.

        2.29 "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

        2.30 "Stock Appreciation Right" means a right granted under Article VII.

        2.31 "Stock Option" or "Option" means a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock at a specified price during specified time periods.

        2.32 "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be any and all of an officer or employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates.

        With respect to any person who is not an employee with respect to the Company or an Affiliate (such as a non-employee member of the Board), the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate. To the extent that an Award granted under the Plan is subject to Internal Revenue Code Section 409A, a Termination of Employment shall mean a "separation from service" under Code Section 409A and the regulations and guidance issued with respect thereto (all references herein to Code Section 409A shall include such regulations and guidance). Notwithstanding the foregoing, no Termination of Employment shall be deemed to have occurred in the case of (1) an approved leave of absence; and (2) any change in status so long as the individual remains in the service of the Company or any Affiliate in a capacity that satisfies the eligibility conditions of Article V.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

        3.1    Committee Structure and Actions.    The Plan shall be administered by the Committee in accordance with the rules and responsibilities of the Committee.

        3.2    Committee Authority.    Subject to the terms of the Plan, the Committee shall have the authority:

          (1)   to select those persons to whom Awards may be granted from time to time;

          (2)   to determine whether and to what extent Awards are to be granted hereunder;

          (3)   to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (4)   to determine the terms and conditions of any Award granted hereunder, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date;

          (5)   to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 12.1;

          (6)   to determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred;

          (7)   to provide for the forms of Agreement to be utilized in connection with this Plan;

          (8)   to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

          (9)   to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

          (10) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Common Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

          (11) to determine whether and with what effect an individual has incurred a Termination of Employment (or, as applicable, a "separation from service" pursuant to Code Section 409A);

          (12) to determine the restrictions or limitations on the transfer of Common Stock;

          (13) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

          (14) to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

          (15) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

          (16) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

        Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

        3.3    Delegation of Authority.    To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to determine and administer Awards to Participants who are not subject to Section 16 of the Exchange Act to one or more persons who are either members of the Board of Directors or executive officers of the Company.

        3.4    Indemnification.    Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from (1) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and (2) any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES SUBJECT TO PLAN

        4.1    Number of Shares.    As originally adopted in 2004, the Plan provided for the reservation and authorization of 2,500,000 shares of Common Stock, which share pool has been largely exhausted. Subject to the adjustment under Section 4.6, as of the Restatement Effective Date, an additional 4,250,000 shares of Common Stock shall be reserved and available for distribution pursuant to Awards under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party.

        4.2    Release of Shares.    The Committee shall have full authority to determine the number of shares of Common Stock available for Awards, which shall include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to an Award; any shares of Common Stock subject to any Award that have been previously forfeited; any shares under an Award that otherwise terminates without issuance of Common Stock being made to a Participant; or any shares of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any shares that are available immediately prior to the termination of the Plan, or any shares of Common Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

        4.3    Substitute Awards.    Substitute awards granted pursuant to Section 12.11 of the Plan shall not be charged against the maximum number of shares set forth above. Additionally, in the event that a company acquired by the Company or an Affiliate or which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be charged against the foregoing maximum share limitations; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or an Affiliate prior to such acquisition or combination.

        4.4    Restrictions on Awards.    Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Stock, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award; or (iii) where required by Code Section 409A for payments or transfers made upon a Participant's "separation from service" as defined in Code Section 409A to a Participant who is a "specified employee" under Code Section 409A, the first business day after the expiration of the six month period following such separation from service or if earlier, the date of Participant's death. The Company may cause any certificate (or other representation of title) for any shares of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

        4.5    Shareholder Rights.    No person shall have any rights of a shareholder as to Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official shareholder records, except as provided herein or in an Agreement.

        4.6    Effect of Certain Changes.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, referred to as "ASC Topic 718") that causes the per share value of shares of Common Stock to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, to limits on numbers of certain types of Awards and per-Participant limitations, and to outstanding Awards (including but not limited to the number and kind of shares of Common Stock to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Option to violate Section 422(b) of the Code or any successor provision; provided, further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Common Stock subject to an Award shall always be a whole number.

ARTICLE V

ELIGIBILITY

        5.1    Eligibility.    Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are common law employees of the Company or any Affiliate, non-employee members of the Board, or other individuals selected by the Committee. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

ARTICLE VI

STOCK OPTIONS

        6.1    General.    The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Exercise Price.

        6.2    Grant.    The grant of an Option shall occur as of the Grant Date determined by the Committee. Stock Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is a common-law employee of the Company, any parent corporation of the Company, or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

        6.3    Terms and Conditions.    Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (1)    Exercise Price.    Except in the case of substitute awards granted pursuant to Section 12.11 of the Plan, the Exercise Price per share shall not be less than the Fair Market Value per share as of the Grant Date. If an Option intended to qualify as an Incentive Stock Option is granted to an individual who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code) (a "10% Owner"), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share.

          (2)    Option Period.    The Option Period of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

          (3)    Exercisability.    Unless otherwise provided in an Award Agreement, Options shall become exercisable at the rate of twenty percent (20%) of the total number of shares as of each anniversary of the Grant Date. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If the Committee intends that an Option be able to qualify as an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate Fair Market Value (determined at the date of grant of the Option) of the Common Stock as to which such Incentive Stock Option held by a Participant which is exercisable for the first time during any calendar year (including all other incentive stock options held by the Participant issued under all plans of the Company and its Affiliates), shall not exceed $100,000.

          (4)    Method of Exercise.    Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part after they become exercisable, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Common Stock subject to the Option to be purchased or in such other manner as is prescribed by the Committee or its delegates. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted by the Committee, payment in full or in part may also be made by (i) withholding Common Stock otherwise issuable to the Participant upon exercise of the Option or by delivering Common Stock already owned by the Participant, in each case having a total Fair Market Value on the date of exercise equal to the Option Price; (ii) the delivery of cash by a broker-dealer as a "cashless" exercise, provided such method of payment may not be used by a director or executive officer of the Company to the extent it would violate the Sarbanes-Oxley Act of 2002; or (iii) any combination of the foregoing.

          (5)    Non-transferability of Options.    Except as provided under the Plan or an Agreement, or as otherwise approved by the Committee, no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's Representative.

        6.4    Termination by Reason of Death.    Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death or dies within three (3) months after a termination described in Section 6.6, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

        6.5    Termination by Reason of Disability.    Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable by the Participant for a period of one (1) year immediately following the date of such Disability or until the expiration of the Option Period, whichever period is the shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

        6.6    Termination for Cause.    If the Participant incurs a Termination of Employment for Cause, the Option shall terminate immediately.

        6.7    Other Termination.    Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant (but is not due to death, Disability or termination for Cause) or is voluntary on the part of the Participant, any Option held by such Participant shall thereupon terminate, except that such

Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) consecutive day period commencing with the date of such Termination of Employment or until the expiration of the Option Period whichever period is the shorter. Unless otherwise provided in an Agreement, the death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

        7.1    General.    The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded either alone or in addition to other Awards granted under the Plan. Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefore in Common Stock the amount described in Section 7.3(2).

        7.2    Grant.    The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. Except in the case of substitute awards granted pursuant to Section 12.11 of the Plan, in no event shall the Exercise Price per share be less than the Fair Market Value per share as of the Grant Date. A Stock Appreciation Right entitles a Participant to receive Common Stock as determined by the Committee and set forth in the Award Agreement in accordance with Section 7.3(2). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.

        7.3    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (1)    Period and Exercise.    The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and shall be exercisable at such times and to the extent provided in the Agreement. Subject to Section 10.1 and the terms set by the Committee, Stock Appreciation Rights shall be exercisable at the rate of twenty percent (20%) of the shares subject to the Award as of each anniversary of the Grant Date. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised or in such other manner as is prescribed by the Committee or its delegates.

          (2)    Amount.    Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or Common Stock equal in value to the excess of the Fair Market Value per share of Common Stock as of the date of exercise over the Exercise Price per share of Common Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. For purposes of determining the number of shares of Common Stock to be delivered upon exercise of a Stock Appreciation Right to be paid in stock, the amount the Participant is entitled to receive in accordance with the foregoing sentence shall be divided by the Fair Market Value per share of Common Stock as of the date of exercise of such Stock Appreciation Right.

          (3)    Non-transferability of Stock Appreciation Rights.    Except as provided in the Plan or in an Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or the Participant's Representative.

          (4)    Termination.    A Stock Appreciation Right shall be forfeited or terminated at such time as an Option would be forfeited or terminated under the Plan, unless otherwise provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        8.1    General.    The Committee shall have authority to grant Restricted Stock and/or Restricted Stock Units under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock and/or the number of Restricted Stock Units to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which shall become effective upon execution by the Participant.

        8.2    Grant, Awards and Certificates.    An Award of Restricted Stock or of Restricted Stock Units shall occur as of the Grant Date determined by the Committee and as provided in an Agreement. Restricted Stock and Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Stock covered by such Award.

        8.3    Terms and Conditions.    Restricted Stock and Restricted Stock Units shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (1)    Limitations on Transferability.    The issue prices for Restricted Stock and Restricted Stock Units shall be set by the Committee and may be zero. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee (and, in the case of Restricted Stock Units, until the date of delivery of Common Stock), commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock or Restricted Stock Units.

          (2)    Rights.    Except as provided in Section 8.3(1), the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends, except as limited by this Section 8.3(2). A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder but shall, to the extent provided in an Agreement, have the right to receive (with respect to such Restricted Stock Units) cash payments or dividend equivalent amounts (as provided in the Participant's Restricted Stock Unit Agreement) equal in value to, and payable at the same time as, the cash dividends payable on a like number shares of Common Stock. Unless otherwise determined by the Committee, cash dividends on a Restricted Stock Award shall not be distributed prior to vesting of the Restricted Stock Award, but shall instead be accumulated and distributed as additional shares of Common Stock after vesting of the Restricted Stock Award, provided that payment shall be made no more than two and a half months after the end of the calendar year in which the Restricted Stock Award vests.

          (3)    Criteria.    Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award of Restricted Stock and waive the restrictions for all or any part of such Award of Restricted Stock.

          (4)    Forfeiture.    Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment due to death or Disability during the Restriction Period, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock or Restricted Stock Units. Except to the extent otherwise provided in the applicable Agreement and the Plan, upon a Participant's Termination of Employment for any reason during the Restriction Period other than a Termination of Employment due to death or Disability, all shares of Restricted Stock and Restricted Stock Units still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock and Restricted Stock Units.

          (5)    Delivery.    If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restricted Period. If and when the Restriction Period expires without a prior forfeiture of Restricted Stock or Restricted Stock Units subject to such Restriction Period, unlegended certificates (or other representation of title) for Common Stock shall be delivered to the Participant at the time and subject to the conditions provided in the Agreement governing such Award.

          (6)    Election.    If so provided in the applicable Award Agreement, a Participant may elect to further defer receipt of the Restricted Stock or payment of Common Stock with respect to Restricted Stock Units for a specified period or until a specified event, subject to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made in compliance with the terms and conditions of Section 409A of the Code.

ARTICLE IX

PERFORMANCE UNITS

        9.1    General.    The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit ("Performance Unit") consists of the right to receive cash or Common Stock upon achievement of certain goals relating to performance ("Performance Goals") and may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement which will become effective upon execution by the Participant. The time period during which a Performance Unit Award shall be earned shall be the "Performance Period," and shall be at least one (1) fiscal year in length. Performance Units may be subject to Performance Goals which shall be established by the Committee.

        9.2    Earning Performance Unit Awards.    After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.

        9.3    Termination of Employment Due to Death or Disability.    In the event of a Termination of Employment due to death or Disability during a Performance Period, the Participant shall receive a pro rata share (based on the portion of the Performance Period during which the Participant was providing services to the Company or an Affiliate) of the Award (as determined following the completion of the Performance Period) earned with respect to the Participant's Performance Units relating to such Performance Period. Unless otherwise determined by the Committee, in the event that a Participant's employment terminates for any other reason, all Performance Units shall be forfeited by the Participant to the Company. Distribution of earned Performance Units on account of Termination of Employment due to death or Disability shall be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period

        9.4    Nontransferability.    Unless otherwise provided in an Agreement, Performance Units may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution.

        9.5    Election to Defer.    If so provided in an Award Agreement, a Participant may elect to defer receipt of the cash Award with respect to Performance Units for a specified period or until a specified event, subject to the Committee's approval, on such terms as are determined by the Committee, and subject to compliance with Section 409A of the Code.

        9.6    Payment.    Payment with respect to Performance Units shall be made in accordance with the related Agreement. In no event, however, shall any payment with respect to a Performance Unit be made after the fifteenth day of the third month after the last day of the applicable Performance Period.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

        10.1    Impact of Event.    Notwithstanding any other provision of the Plan to the contrary and unless otherwise provided in an Agreement, in the event of a Change in Control:

          (1)   Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

          (2)   The restrictions applicable to any Restricted Stock and Restricted Stock Unit Awards shall lapse. Such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant, and such Restricted Stock Units shall become free of all restrictions, fully vested, and payable in shares of Common Stock; and

          (3)   Any Performance Goal or other condition with respect to any Performance Units shall be deemed to have been satisfied in full, and such Award shall be fully distributable.

        10.2    Additional Discretion.    In the event of a Change in Control, the Committee shall make a proportional adjustment of the terms of Awards granted hereunder in whatever manner as the Committee deems appropriate to equitably reflect the change (if any) in the value of the Common Stock due to the Change in Control. Notwithstanding anything herein or in an Agreement to the contrary, upon a Change in Control, the Committee shall have full discretion with respect to an outstanding Award to provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto.

        10.3    Fundamental Change.    In the event of a proposed (i) dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange involving the capital stock of the Company (each, a "Fundamental Change"), the Committee may, but shall not be obligated to:

          (1)   with respect to a Fundamental Change that involves a merger, consolidation or statutory share exchange, make appropriate provision for the protection of each outstanding Stock Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the "parent corporation" (as defined in Section 424(e) of the Code from time to time, and any regulations promulgated thereunder, or any successor provision) of the Company or such surviving corporation, in lieu of the Stock Options, Stock Appreciation Rights and shares of Regis Stock, or

          (2)   with respect to any Fundamental Change, including, without limitation, a merger, consolidation or statutory share exchange, declare, prior to the occurrence of the Fundamental Change, and provide written notice to each holder of a Stock Option or Stock Appreciation Right of the declaration, that the Stock Option or Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to the holder of the Stock Option or Stock Appreciation Right, within 20 days after the Fundamental Change, of cash equal to (i) for each share of Regis Stock covered by the canceled Stock Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per share exceeds the Exercise Price per share covered by such Stock Option and (ii) for each Stock Appreciation Right, the price determined pursuant to Section 7.3(2), except that Fair Market Value of the share of Regis Stock as of the date of exercise of the Stock Appreciation Right as used therein shall be deemed to mean the Fair Market Value of each share of Regis Stock with respect to which the Stock Appreciation Right is determined in the manner hereinafter referred to in this Section 10.3(2). At the time of the declaration provided for in the immediately preceding sentence, the Stock Option or Stock Appreciation Right shall immediately become exercisable in full and the holder of the Stock Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Stock Option or Stock Appreciation Right, to exercise the Stock Option or Stock Appreciation Right as to all or any part of the shares of Regis Stock covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 10.3(2), each Stock Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, each holder of a Stock Option or Stock Appreciation Right shall not be entitled to the payment provided for in this Section 10.3(2) if such Stock Option or Stock Appreciation Right shall have expired or been forfeited. For purposes of this Section 10.3(2) only, "Fair Market Value" per share of Regis Stock means cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per share of Regis Stock by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Agreement.

ARTICLE XI

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

        11.1    No Company Obligation.    Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt, exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Stock issued or acquired in accordance with the provisions of the Plan.

 ARTICLE XII

MISCELLANEOUS

        12.1    Amendments and Termination; No Repricing.    The Plan shall terminate on the tenth anniversary of the Effective Date, and the Board may amend, alter, or discontinue the Plan at any time, but no termination, amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (a) made to cause the Plan to comply with applicable law, including without limitation an amendment to bring the Award into compliance with, or obtain an exemption from, the requirements of Code Section 409A; or (b) made to permit the Company or an Affiliate a tax deduction under applicable law. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any material amendments (as determined under the rules of the New York Stock Exchange, as amended from time to time or otherwise required by law) to the Plan shall require shareholder approval. In no event may the Exercise Price per share of Common Stock covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced, or may an Option or Stock Appreciation Right otherwise be subject to any action that would be treated under the accounting rules or otherwise as a "repricing," unless such action is approved by the Company's shareholders.

        12.2    Unfunded Status of Plan.    It is intended that the Plan be an "unfunded" plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

        12.3    Provisions Relating to Internal Revenue Code Section 162(m).    It is the intent of the Company that certain Awards granted to persons who are Covered Employees within the meaning of Section 162(m) of the Code shall constitute "qualified performance-based compensation" satisfying the requirements of Code Section 162(m) (the "Performance-Based Exception"). Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m) with respect to such Awards. If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply with respect to any Award intended to qualify for the Performance-Based Exception:

          (1)   Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m), the Committee shall determine the Participants who are Covered Employees who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation.

          (2)   During any three-consecutive calendar year period, the maximum number of shares of Common Stock for which Options and Stock Appreciation Rights, in the aggregate, may be granted to any Participant shall not exceed 800,000 shares. For Restricted Stock and Restricted Stock Units that are intended to qualify for the Performance-Based Exception, no more than 800,000 shares may be subject to such Awards granted to any Participant during any three-consecutive calendar year period. For Performance Unit Awards that are intended to qualify for the Performance-Based Exception, no more than $2,000,000 may be subject to such Awards granted to any Participant during any three-consecutive calendar year period. If, after amounts have been earned with respect to Performance Unit Awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit.

          (3)   Performance Goals. Awards may be subject to Performance Goals (as defined in Section 9.1) which shall be measured in a specific Performance Period (as defined in Section 9.1) established by the Committee which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, and on an absolute or relative basis compared to other companies or indexes, as the Committee may determine: earnings per share ("EPS"), sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA growth; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance or improvements in the Company's attainment of expense levels; and implementing or completion of critical projects. In addition, Awards not intended to qualify for the Performance-Based Exception may be based on such other performance criteria as the Committee may determine. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items, as defined by GAAP; effects of accounting changes; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining on the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. In the event applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. The Committee has the right to adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award.

          (4)   Earning Performance Awards. After the applicable Performance Period shall have ended, the Committee shall certify the extent to which the established Performance Goals have been achieved. Payment with respect to Awards for Covered Employees that are intended to qualify for the Performance-Based Exception shall be a direct function of the extent to which the Company's Performance Goals have been achieved. An Award intended to qualify for the Performance-Based Exception shall (unless the Committee determines otherwise) provide that in the event of the Participant's Termination of Employment prior to the end of the Performance Period for any reason other than death or Disability, such Award will be payable only (a) if the applicable Performance Goals are achieved and (b) to the extent, if any, as the Committee shall determine.

          (5)   Other Section 162(m) Provisions. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Goals have been achieved with respect to any Award intended to qualify for the Performance-Based Exception. The Committee may not increase the amount of any Performance Unit Award payable to any Participant above the amount established in accordance with the relevant Performance Goals with respect to any Award intended to qualify for the Performance-Based Exception.

        12.4    No Additional Obligation.    Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

        12.5    Withholding.    No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including shares of Common Stock that are part of the Award that give rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation.

        12.6    Controlling Law.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Minnesota (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. The Board and the Committee shall administer the Plan, and shall exercise all authority and discretion under the Plan to satisfy the requirements of Code Section 409A.

        12.7    Offset.    Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant.

        12.8    Nontransferability; Beneficiaries.    No Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant's lifetime only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Except in the case of the holder's incapacity, only the holder may exercise an Option or Stock Appreciation Right. Notwithstanding the foregoing, the Board or the Committee may, in its discretion and subject to such limitations and conditions as the Board or the Committee deems appropriate, permit the transfer of an Award by a Participant without consideration to a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse (including an ex-spouse incident to divorce), siblings, in-laws, or persons related by reason of legal adoption (collectively, the "Family Members"), or to a trust for the exclusive benefit of the Grantee's Family Members or a partnership, corporation or limited liability the equity interests of which are owned by the Grantee and/or the Grantee's Family Members.

        12.9    Gross-Up for Excise Tax.    If all or any portion of the payments and benefits (including any acceleration of vesting) provided under this Plan, either alone or together with other payments and benefits which a Participant receives or is then entitled to receive from the Company or an Affiliate, would constitute a "parachute payment" within the meaning of Section 280G of the Code, the Company shall pay to the Participant, within ten (10) business days of the determination that the payment would constitute a parachute payment, a tax "gross-up" payment to the extent necessary so that the net after-tax benefit to the Participant shall be equal to the net after-tax benefit if the excise tax associated with the "parachute payment" were not imposed. The "net after-tax benefit" for these purposes shall mean the sum of (i) the total amount payable to the Participant under the Plan that would constitute a "parachute payment", plus (ii) all other payments and benefits which the Participant receives or is then entitled to receive from the Company or any Affiliate that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Participant (based upon the rate in effect for such year as set forth in the Code at the time of the payment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code. The determination on whether or not all or any portion of the payments and benefits provided to the Participant would constitute parachute payments shall be made by a national certified public accounting firm selected by the Company, and such determination shall be conclusive and binding on the Participant.

        12.10    No Rights with Respect to Continuance of Employment.    Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

        12.11    Awards in Substitution for Awards Granted by Other Corporations.    Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        12.12    Foreign Alternatives.    Notwithstanding the other provisions of the Plan, in the case of any Award to any Participant who is an employee of a foreign subsidiary or foreign branch of the Company or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by Common Stock or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if shares of Common Stock or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called "Share Equivalents"). The Share Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of shares of Common Stock or other securities under such circumstances and in such manner as the Committee may determine.

        12.13    Delivery of Stock Certificates.    To the extent the Company uses certificates to represent shares of Common Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant's last known address on file with the Company. Any reference in this Section 12.13 or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Common Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

        12.14    Headings.    The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

        12.15    Severability.    If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

        12.16    Successors and Assigns.    This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

        12.17    Entire Agreement.    This Plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and each Agreement, the terms and conditions of this Plan shall control.

M26907-P00207 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. REGIS CORPORATION PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 28, 2010 9:00 a.m. Regis Corporation 7201 Metro Boulevard Edina, Minnesota 55439 If you Vote by Phone or Internet, please do not mail your Proxy Card please detach here Regis Corporation 7201 Metro Boulevard, Edina, MN 55439 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 28, 2010 The undersigned hereby appoints Paul Finkelstein and Eric Bakken, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 28, 2010, and at any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the director nominees and each of proposals 2 and 3, will be voted AGAINST proposal 4, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof. (Continued, and TO BE COMPLETED AND SIGNED on the reverse side) proxy

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date REGIS CORPORATION M26906-P00207 REGIS CORPORATION 7201 METRO BOULEVARD MINNEAPOLIS, MN 55439 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain For All Withhold All For All Except 0 0 0 0 0 0 0 0 0 0 0 0 Vote on Directors There are three ways to vote your Proxy: Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS Help us make a difference by eliminating paper mailings to your home or business. You can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You can, of course, change your preference and choose to receive paper copies of these materials at any time. The Board of Directors recommends that you vote FOR each of the following director nominees: 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. 01) Rolf F. Bjelland 02) Joseph L. Conner 03) Paul D. Finkelstein 04) Van Zandt Hawn 05) Susan S. Hoyt 06) David B. Kunin 07) Stephen E. Watson 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposal(s): 3. Amendment of the Company's 2004 Long Term Incentive Plan as described in the proxy statement, including reservation of an additional 4,250,000 shares of the Company's common stock for issuance thereunder. 4. Shareholder proposal regarding implementation of the MacBride Principles. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting. Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States. The Board of Directors recommends you vote AGAINST the following proposal: Vote on Proposals

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ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 28, 2010
VOTING RIGHTS AND REQUIREMENTS
ITEM 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
ANNUAL NON-EQUITY INCENTIVE OPPORTUNITY
FY10 EBITDA AND BUSINESS GOAL ACHIEVEMENT
2010 LTI AWARDS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2010
OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END
2010 OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS IN 2010
NONQUALIFIED DEFERRED COMPENSATION FOR 2010
Potential Payments Upon Termination or Change in Control
2010 Director Compensation Table
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
ITEM 3 AMENDMENT TO REGIS CORPORATION 2004 LONG TERM INCENTIVE PLAN
ITEM 4 SHAREHOLDER PROPOSAL REGARDING IMPLEMENTATION OF THE MACBRIDE PRINCIPLES
NORTHERN IRELAND—MACBRIDE PRINCIPLES
SUPPORTING STATEMENT
PROPOSALS OF SHAREHOLDERS
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
GENERAL
APPENDIX A REGIS CORPORATION AMENDED AND RESTATED 2004 LONG TERM INCENTIVE PLAN
TABLE OF CONTENTS
REGIS CORPORATION AMENDED AND RESTATED 2004 LONG TERM INCENTIVE PLAN
ARTICLE I ESTABLISHMENT AND PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV SHARES SUBJECT TO PLAN
ARTICLE V ELIGIBILITY
ARTICLE VI STOCK OPTIONS
ARTICLE VII STOCK APPRECIATION RIGHTS
ARTICLE VIII RESTRICTED STOCK AND RESTRICTED STOCK UNITS
ARTICLE IX PERFORMANCE UNITS
ARTICLE X CHANGE IN CONTROL PROVISIONS
ARTICLE XI PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN
ARTICLE XII MISCELLANEOUS